Exhibit 10.7

WaMu Savings Plan

As Amended and Restated

Effective January 1, 2006

(Except where other effective dates are specifically set forth herein)

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2.38	Plan Administration Committee	11
2.39	Plan Investment Committee	11
2.40	Plan Year	11
2.41	Profit Sharing Contributions	11
2.42	Qualified Domestic Relations Order (QDRO)	11
2.43	Qualified Employer Contributions	11
2.44	Qualified Non-Elective Contribution (QNEC)	11
2.45	Reemployment Commencement Date	11
2.46	Related Employer	11
2.47	Related Plan	11
2.48	Required Beginning Date	12
2.49	Retirement	12
2.50	Rollover Contribution	12
2.51	Salary Deferral Contribution	12
2.52	Service	12
2.53	Trust	12
2.54	Trust Agreement	13
2.55	Trustee	13
2.56	Valuation Date	13
2.57	WSP	13
2.58	Year of Eligibility Service	13
2.59	Year of Vesting Service	13

ARTICLE III	ELIGIBILITY AND PARTICIPATION	14

3.1	Eligibility to Participant in the Plan	14
3.2	Transfers of Employment	15
3.3	Resumption of Participation Following Reemployment	15

ARTICLE IV	PARTICIPANT CONTRIBUTIONS	16

4.1	Salary Deferral Contributions	16
4.2	General Rules for Salary Deferral Contributions	16
4.3	Catch-up Contributions	16
4.4	Rollover Contributions and Trust Transfers	17

ARTICLE V	EMPLOYER CONTRIBUTIONS	18

5.1	Matching Contribution	18
5.2	Profit Sharing Contributions	18
5.3	Top Heavy Minimum Contribution	19

ARTICLE IV	BENEFIT LIMITATIONS	20

6.1	Section 402(g) Limit on Salary Deferral Contributions	20
6.2	Safe Harbor	20
6.3	Nondiscrimination Tests	21
6.4	Corrective Procedures to Satisfy Nondiscrimination Tests	23
6.5	Maximum Annual Additions to a Participant’s Account	24

ARTICLE VII	IN SERVICE WITHDRAWALS AND LOANS	26

7.1	In-Service Withdrawal From Accounts	26
7.2	Age 59½ Withdrawals	26
7.3	Hardship Withdrawals	26
7.4	Loans	28

ARTICLE VIII	VESTING AND DISTRIBUTION OF BENEFITS	31

8.1	Vesting	31
8.2	Forfeiture of Contingent Interests	32
8.3	Distribution Upon Severance from Employment	33
8.4	Mandatory Distribution At Age 65
85	Benefits Upon Disability	33
8.6	Death Benefits	34
8.7	Beneficiary Designation	34
8.8	Forms of Distribution	34
8.9	Payment Rules	35
8.10	Small Amounts	35
8.11	Required Beginning Date	36
8.12	Required Minimum Distributions	36
8.13	Direct Rollovers	40

ARTICLE IX	PARTICIPANT ACCOUNTS	42

9.1	Individual Accounts	42
9.2	Allocation of Trust Fund Earnings and Losses to Participant Accounts	42
9.3	Account Statements	42
9.4	Finality of Determinations	43

ARTICLE X	INVESTMENT ELECTIONS	44

10.1	Permissible Investments	44
10.2	Investment of Contributions	44
10.3	Initial Investment Elections	44
10.4	Changing Future Contributions	45
10.5	Reinvesting Existing Account Balances	45
10.6	ESOP Dividend Election	45
10.7	Diversification Requirements	46
10.8	Right to Repurchase of Company Stock	47

ARTICLE XI	THE TRUST/FINANCING	48

11.1	Purpose of the Trust	48
11.2	Appointment of Trustee	48
11.3	Exclusive Benefit of Participants	48
11.4	Benefits Supported Only By the Trust	48
11.5	Rights to Trust Assets	48
11.6	Payment of Expenses	48
11.7	Deductible Contribution	49

11.8	Voting	49

ARTICLE XII	ADMINISTRATION	50

12.1	Committees	50
12.2	Administration	50
12.3	Indemnity	52
12.4	Bonding and Insurance	52
12.5	Fiduciaries	52
12.6	Claims and Appeals Procedures	54
12.7	Authority of Officers	55

ARTICLE XIII	AMENDMENT AND TERMINATION	56

13.1	Amendment – General	56
13.2	Amendment – Vesting Schedule	56
13.3	Amendment – Consolidation or Merger	57
13.4	Termination of the Plan	57
13.5	Amendment Procedures	57
13.6	Plan Qualification	57
13.7	Allocation of the Trust Fund on Termination of Plan	57

ARTICLE XIV	EMPLOYER PARTICIPATION/RELATED EMPLOYERS	58

14.1	Adoption by Employer	58
14.2	Effective Plan Provisions	58
14.3	Withdrawal by Employer	58
14.4	Termination by Participation by Participating Employer	58

ARTICLE XV	MISCELLANEOUS PROVISIONS	59

15.1	Notices and Communications	59
15.2	Personal Data to Plan Administration Committee	59
15.3	Evidence	60
15.4	Information Available	60
15.5	Alienation	60
15.6	Execution of Receipts and Releases	60
15.7	Facility of Payment	61
15.8	Correction of Errors	61
15.9	Missing Persons	61
15.10	Back Pay Awards	62
15.11	Exclusive Benefit Rule	62
15.12	Qualified Domestic Relations Orders	63
15.13	Mistake of Fact	63
15.14	No Guarantee of Interests	63
15.15	Interpretations and Adjustments	64
15.16	Uniform Rules	64
15.17	Severability	64
15.18	Successors	64

15.19	Headings	64
15.20	Governing Law	65

APPENDIX A - ACQUIRED COMPANY PROVISIONS		66

PREAMBLE

Washington Mutual Savings Bank, predecessor to Washington Mutual Bank, established the Washington Mutual Savings Bank Employee Incentive Savings Plan (the “Plan”) effective July 1, 1973. The Plan was amended and restated in its entirety effective January 1, 1976 and again on July 1, 1981. Effective January 1, 1985, the Plan was amended and restated in its entirety to consolidate prior amendments and to comply with the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. The Plan was again amended and restated on January 1, 1987 to consolidate amendments and to make certain other changes.

On June 24, 1991, effective January 1, 1987, the Plan was amended and restated and renamed the Washington Mutual Savings Bank Retirement Savings and Investment Plan. The restated Plan was amended to incorporate a cash or deferred arrangement described in section 401(k) of the Internal Revenue Code and to comply with the requirements of the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, and the Omnibus Budget Reconciliation Act of 1990. The Plan was amended from time to time since such restatement.

Effective January 1, 1994, and September 30, 1998, the Plan was again amended and restated to reflect Washington Mutual, Inc. as the Plan sponsor and to comply with certain statutory changes. The Plan was amended April 1, 2002 to include an employee stock ownership program (“ESOP”).

Effective January 1, 2004, the Plan was again amended and restated and renamed the WaMu Savings Plan (“Plan”). The restated Plan was amended to be a safe harbor plan for ADP/ACP testing purposes, to consolidate amendments and to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and other statutory changes.

Due to corporate mergers and acquisitions engaged in by Employers hereunder, the Plan has from time to time been merged with the tax-qualified defined contribution plans formerly sponsored by certain entities. To the extent described in Appendix A credit for service with certain acquired or merged entities has been extended under the Plan to employees that have become Participants.

The Company desires to amend and restate the Plan again, in order to reflect statutory and benefits design changes, and to incorporate amendments made since the prior restatement. In consideration of the foregoing, the Plan is hereby amended and restated as follows, to be generally effective as of January 1, 2006, except as otherwise set forth in specific provisions.

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ARTICLE I

NATURE OF PLAN

1.1           Purpose

The Company established and maintains the Plan in order to aid Eligible Employees to accumulate capital for their retirement. The Company intends that the Plan continue to be qualified under Code section 401(a), with a cash or deferred arrangement qualified under Code section 401(k) and a trust exempt from taxation under Code section 501(a). Pursuant to the requirements of Code section 401(a)(27), the Company also intends that the Plan be a profit sharing plan.

Effective April 1, 2002, the Plan consists of the WaMu Savings Program (“WSP”) and the Employee Stock Ownership Program (“ESOP”). The ESOP is designed to invest primarily in qualifying employer securities, and is intended to qualify as an employee stock ownership plan within the meaning of ERISA Section 407(d)(6) and Code Section 4975(e)(7).

The provisions of this Plan (as herein amended and restated) shall generally apply only to an Employee, former Employee, Participant or Inactive Participant whose Service with the Company terminates on or after January 1, 2006, except as otherwise provided herein. For example, amendments with retroactive effective dates prior to January 1, 2006 that are designed to bring the plan document into conformance with the prior operation of the plan (e.g., regarding automatic rollovers) would apply to participants who terminated employment on or after such retroactive effective date. The rights of any Employee, former Employee, Participant or Inactive Participant whose Service with the Employer terminated before January 1, 2006, except as otherwise provided herein, shall be governed by the Plan as it existed prior to this amendment and restatement.

ARTICLE II

DEFINITIONS

Capitalized words and phrases used in this Plan shall have the meanings specified in this Article, unless a different meaning is clearly required by the context.  Any words herein used in the masculine shall be read and construed in the feminine where they would so apply.  Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

2.1           Account or Accounts.  “Account” or “Accounts” means the accounts established for the purpose of recording any contributions made on behalf of a Participant and any income, expenses, gains, or losses incurred thereon. The Plan Administration Committee shall establish and maintain such other sub-accounts as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan.

2.2           Actual Contribution Percentage Test.  “Actual Contribution Percentage Test” or “ACP test” means the test described in Plan Section 6.3(b).

2.3           Actual Deferral Percentage Test.  “Actual Deferral Percentage Test” or “ADP test” means the test described in Plan Section 6.3(a).

2.4           Alternate Payee.  “Alternate Payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

2.5           Beneficiary.  “Beneficiary” means any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that in the case of a married Participant, the Participant’s Beneficiary shall be the Participant’s surviving spouse unless the Participant’s spouse:

(a)           Consents to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan,

(b)           Such election designates a Beneficiary (or a form of benefit) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent),

(c)           The spouse’s consent acknowledges the effect of such election, and

(d)           Such consent is witnessed by a notary public or a member of the Plan Administration Committee.

Such spousal consent shall not be required if it is established to the satisfaction of the Plan Administration Committee that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any consent by a spouse hereunder shall be effective only with respect to that spouse.

2.6           Break in Service.  A “Break in Service” means a Plan Year during which an Employee or Participant does not complete more than 500 Hours of Service, determined as of the end of the Plan Year.  To the extent required by Code section 414(u), a Participant shall not be considered to have incurred a Break in Service with respect to any period of qualified military service by such Participant.

Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work for any unpaid Leave of Absence or Parental Leave of Absence shall receive credit for 8 Hours of Service per day of such absence, provided, however, that the total number of Hours of Service to be so credited on account of any such absence shall not exceed 501. The Hours of Service credited under this provision for any unpaid Leave of Absence shall be credited beginning in the Plan Year in which the absence begins.  The Hours of Service credited under this provision in the case of a Parental Leave of Absence shall be credited (1) in the Plan Year in which the absence begins, if crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Plan Year.

2.7           Benefit Commencement Date.  The term “Benefit Commencement Date” means the first day of the first period for which a Plan benefit is payable to a Participant or Beneficiary under the terms of the Plan.

2.8           Catch-Up Contribution.  “Catch-up Contribution” means a contribution made by the Employer pursuant to Section 4.3.

2.9           Code.  “Code” means the Internal Revenue Code of 1986, as amended and including all regulations promulgated pursuant thereto.

2.10         Committee or Committees.  “Committee” or “Committees” means the Human Resource Committee, and either or both of the Plan Administration Committee and the Plan Investment Committee (as described in Article XII), as the context may indicate.

2.11         Company.  “Company” means Washington Mutual, Inc., and its successors and assigns; and prior to November 30, 1994, Washington Mutual Savings Bank.

2.12         Compensation.

(a)           Scope of Provision

Compensation as defined in this Section 2.12 shall apply for purposes of determining:

(i)            The identity of Highly Compensated Employees;

(ii)           The limitation on Annual Additions;

(iii)          The Actual Deferral Percentage;

(iv)          The Actual Contribution Percentage; and

(v)           The Top Heavy Plan provisions.

(b)           Inclusions

A Participant’s Compensation consists of the Participant’s wages, salaries, fees for personal services, commissions, production incentive compensation, bonuses and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer as an Employee to the extent that the amounts are includable in gross income.  Compensation shall also include any amounts excluded from gross income of an Employee under Code sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), or 403(b).

(c)           Exclusions

A Participant’s Compensation does not include:

(i)            Employee Contributions to a plan of nonqualified deferred compensation to the extent the contributions are not includible in the gross income of the Employee for the taxable year in which contributed;

(ii)           Employer contributions (A) to a plan of deferred compensation to the extent such contributions are not included in the gross income of the participant for the taxable year in which contributed; or (B) on behalf of the Participant to a simplified employee pension plan to the extent such contributions are deductible under the Code;

(iii)          Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(iv)          Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) becomes freely transferable or no longer subject to a substantial risk of forfeiture;

(v)           Amounts not otherwise described in this Section 2.12(c) that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee);

(vi)          Contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract, regardless of whether the contributions are excludible from the gross income of the Participant; and

(vii)         Distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the employee when distributed.

(d)           Statutory Limits

Effective for Plan Years beginning after December 31, 2001, Compensation for all purposes in excess of $200,000 (adjusted as provided in Code section 401(a) (17)(B)) shall be disregarded.

2.13         Considered Compensation.  For purposes of making contributions and allocations hereunder, “Considered Compensation” shall mean Compensation, reduced by all of the following items (even if includible in gross income):  reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expense, deferred compensation, and welfare benefits.  Payments of bonus or incentive program benefits are included in Considered Compensation even if they are considered deferred compensation.  “Considered Compensation” shall only include compensation actually received by the Participant during the period he or she is a Participant in the portion of the Plan for which the contribution is made.  For example, only compensation received after a Participant satisfies the minimum service requirement to enter the employer matching portion of the Plan will be considered in determining the amount of matching contribution made on behalf of the Participant for the Plan Year in which he or she enters the matching portion of the Plan.

2.14         Disabled or Disability.  A Participant is “Disabled” when determined by the Social Security Administration to be totally and permanently disabled or when determined to be eligible for benefits under the Company’s long term disability program.

2.15         Early Retirement Age.  “Early Retirement Age” means attainment of age 55.

2.16         Eligible Employee.  “Eligible Employee” means any Employee of the Employer, except the following:

(a)           An Employee whose employment with an Employer is covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining and the agreement does not expressly provide for participation in this Plan;

(b)           An individual who performs services for an Employer pursuant to an agreement between an Employer and a leasing organization including, without limitation, a Leased Employee, and who is not otherwise an Employee;

(c)           A nonresident alien who does not receive United States source income;

(d)           An individual who is not treated by the Employer as an employee for payroll tax purposes, even if such individual is subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise to be (or to have been) a common law employee of the Employer;

(e)           Individuals who are both Employees and who are employed by an entity that is not an Employer or Related Employer and who are not directly compensated by an Employer; and

(f)            Employees who are eligible to make deferrals pursuant to the terms of another cash or deferred arrangement maintained by an Employer or a Related Employer.

2.17         Employee.  “Employee” means any person who is employed by the Employer as a common law employee for payroll tax purposes.  In addition, the term “Employee” shall mean any Leased Employee that Code section 414(n) requires the Employer to treat as an employee, but only to the extent coverage of such leased employee is necessary to maintain the qualification of the Plan.

2.18         Employee After-Tax Contribution . “Employee After-Tax Contribution” means the balance, if any, of Salary Deferral Contributions recharacterized as such and allocated to a Participant’s Account.

2.19         Employment Commencement Date.  “Employment Commencement Date” means the date on which an Employee first completes an Hour of Service for the Employer.

2.20         Employer.  The “Employer” means the Company and Participating Employers.

2.21         Entry Date.  Entry Date” means the date on which an Eligible Employee becomes a Participant in the Plan and can elect to commence making Salary Deferral Contributions, which is the Eligible Employee’s Employment Commencement Date (or, if later, the date an Employee becomes an Eligible Employee). Notwithstanding the foregoing, the Entry Date for certain Eligible Employees incident to certain corporate transactions shall be as specified in Appendix A, and any such Entry Date on Appendix A shall be the applicable Entry Date for the affected Eligible Employee even if such date is later than the date the individual’s Employment Commencement Date or the date the individual became an Eligible Employee.

2.22         ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and including all regulations promulgated pursuant thereto.

2.23         ESOP.  “ESOP” means that part of the Plan that qualifies as an employee stock ownership plan pursuant to Code §409 and 4975(e)(7) and is a stock bonus plan designed to invest primarily in Employer securities.  Only Participants who are employed (or who used to be employed) by a corporation while that corporation is (or was) part of the same controlled group of corporations as the Company) pursuant to Code Sections 409(l)(4) and 1563(a), hereinafter referred to as the “WaMu Controlled Group”)are eligible to participate in the ESOP portion of the Plan.

2.24         Forfeitures.  “Forfeitures” means the part, if any, of a Participants’ Account that is forfeited pursuant to Section 8.2.

2.25         Highly Compensated Employee.  “Highly Compensated Employee” means an Employee or an employee of a Related Employer, who is included in at least one of the following categories within the meaning of Code section 414(q) and regulations thereunder:

(a)           An Employee who was a five percent (5%) owner (within the meaning of Code section 414(q)(2)) of the Employer at any time during the Plan Year coinciding with the determination year, or the 12 month period preceding the Plan Year (the “look-back year”); or

(b)           An Employee who received aggregate Compensation from the Employer for the look-back year in excess of the dollar limitation contained in Code section 414(q)(1)(B)(i) (which is $95,000 in the lookback year of 2005 to be considered highly compensated for the Plan Year commencing January 1, 2006).

2.26         Hour of Service.  “Hour of Service” means each hour for which an Employee is paid or entitled to payment by the Employer or any Related Employer on account of:

(a)           Performance of duties;

(b)           A period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.  No more than five hundred and one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).  Hours under this paragraph shall be calculated and credited pursuant to 29 CFR 2530.200b-2(a), (b) and (c), which are incorporated herein by this reference;

(c)           An award of back pay, irrespective of mitigation of damages, agreed to by the Employer or any Related Employer.  However, hours credited under (a) or (b) above shall not also be credited under this Subsection (c);

(d)           Notwithstanding the preceding provisions of this Section 2.26, no credit will be given:

(i)            For an Hour of Service for which the individual is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; or

(ii)           For an Hour of Service for which a payment is made which solely reimburses the individual for medical or medically related expenses incurred;

(e)           Hours of Service will also be credited for any individual considered an employee under Code section 414(n); and

(f)            The Committee shall determine Hours of Service from records of hours worked and hours for which payment are made or due according to each Hour of Service actually completed by an Employee.  However, in the event that actual Hours of

Service cannot be determined from the Employer’s records, the Employee shall be credited with Hours of Service in accordance with the equivalencies based on periods of employment set forth in 29 CFR 2530.200b-3(e). (i.e., if records are maintained daily – 10 hours; weekly – 45 hours; bi-weekly – 90 hours;  semi-monthly – 95 hours; monthly – 190 hours.)

2.27         Human Resources Committee.  “Human Resources Committee” means the Company’s Human Resources Committee of the Board of Directors.

2.28         Inactive Participant.  Any individual who has had a severance from employment with the Employer and all Related Employers or who has ceased to be an Eligible Employee and who has not yet received his entire Accounts under the Plan and any Participant to whom Section 3.2 applies.

2.29         Leased Employee.  “Leased Employee” means any person (other than an employee of the recipient) who under an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and any related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the recipient.  A Leased Employee shall be treated as employed by the Employer for purposes of calculating Service even if not eligible for participation in the Plan.

2.30         Leave of Absence.  “Leave of Absence” means any period of absence from the active employment of an Employer granted to the Employee in accordance with a uniform policy, consistently applied, or military service under circumstance in which the Employee has reemployment rights under Federal law, subject to the following conditions:

(a)           Absence from the active Service of the Employer by reason of Leave of Absence granted by the Employer because of accident, illness, or military service or for any other reason granted by the Employer on the basis of a uniform policy applied without discrimination will not terminate an Employee’s Service, provided he returns to the active employment of the Employer at or prior to the expiration of his leave, or, if not specified therein, within the period of time which accords with the Employer’s policy with respect to permitted absences.

(b)           Absence from the active Service of the Employer because of engagement in military service under circumstances in which the Employee has reemployment rights under Federal law will be considered a Leave of Absence granted by the Employer and will not terminate the Service of an Employee if he returns to the active employment of the Employer within 90 days from and after discharge or separation from such engagement or, if later, within the period of time during which he has re-employment rights under any applicable Federal law.

(c)           If any Such Employee who is on Leave of Absence pursuant to paragraphs (a) or (b) above does not return to the active Service of the Employer at or prior to the expiration of his Leave of Absence, his Service will be considered terminated as of the date on which his Leave of Absence began; provided, however, that if such

Employee is prevented from his timely return to the active employment of the Employer because of his permanent disability or his death, he shall be treated under the Plan as though he returned to active Service immediately preceding the date of his permanent disability or his death.

2.31         Limitation Year.  “Limitation Year” means the twelve (12) month period beginning on January 1 and ending on December 31.

2.32         Matching Contribution.  “Matching Contribution” means a contribution made by the Employer and allocated to the Participants’ Accounts pursuant to Section 5.1.

2.33         Normal Retirement Age.  “Normal Retirement Age” means the date the Participant attains age 65.

2.34         Parental Leave of Absence.  “Parental Leave of Absence” means any period of absence from the active Service of an Employer on account of:

(a)           The pregnancy of the Employee;

(b)           The birth of a child of the Employee;

(c)           The placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(d)           Caring for such child for a period beginning immediately following such birth or placement.

2.35         Participant.  “Participant” means an Eligible Employee, other than a Inactive Participant, for whom a contribution is due and payable to his Account under Sections 3.1(a), 3.1(b), or 3.1(c), or received by the Plan pursuant to Section 3.1(d).

An Employee or former Employee who becomes a Participant solely by virtue of making a Rollover Contribution at a time when he has not satisfied the requirements of Sections 3.1(a), 3.1(b), or 3.1(c) or Section 3.3 shall not (i) be eligible to elect to made Salary Deferral Contributions, (ii) be eligible to receive a Matching Contribution or Profit Sharing Contribution, or (iii) be eligible to receive a forfeiture allocation until such individual satisfies the requirements of Sections 3.1(a), 3.1(b), or 3.1(c) or Section 3.3 and is deemed a Participant for those purposes.

2.36         Participating Employer.  “Participating Employer” means a Related Employer which, with the consent of the Board of Directors of the Company, adopts the Plan on behalf of all or a portion of its employees by taking appropriate corporate action.  For the purposes of this Section 2.36 the Board of Directors shall be deemed to have consented to the participation of a Related Employer if the document evincing an acquisition provides for participation by the Related Employer.

2.37         Plan.  “Plan” means the WaMu Savings Plan in its present form and as amended from time to time.  Unless the context or the specific provisions of the Plan otherwise provide, the term Plan shall refer to both the WaMu Savings Program (“WSP”) and the Employee Stock

Ownership Program (“ESOP”).  The WSP and ESOP shall constitute a single plan under Treasury Regulation Section 1.414(l)-1(b)(1) (including, without limitation, for purposes of spousal consents and beneficiary elections).

2.38         Plan Administration Committee.  “Plan Administration Committee” means any committee as may from time to time be constituted and appointed by the Human Resources Committee to administer some or all of the duties and responsibilities of the Plan administration as described in Article XII.

2.39         Plan Investment Committee.  “Plan Investment Committee” means any Committee as may from time to time be constituted and appointed by the Company or Board of Directors to perform the duties indicated in Section 12.2(c).

2.40         Plan Year.  “Plan Year” means the 12 month period beginning on January 1 and ending on December 31 of each year.

2.41         Profit Sharing Contributions.  “Profit Sharing Contributions” means those contributions made by the Employer as described under Section 5.2 which are allocated to a Participant’s Account.

2.42         Qualified Domestic Relations Order (QDRO).  “Qualified Domestic Relations Order” is defined in Section 15.12.

2.43         Qualified Employer Contributions.  “Qualified Employer Contributions” means Employer Contributions that both qualify for aggregation for Code section 401(k) and 401(m) discrimination testing purposes, pursuant to Code sections 401(k)(3)(1)(ii) or 401(m)(3), and were in fact aggregated for such purposes.

2.44         Qualified Non-Elective Contribution (“QNEC”).  A “Qualified Non-elective Contribution” means a contribution made by the Employer and allocated to Participants’ Accounts pursuant to Section 6.4.

2.45         Reemployment Commencement Date.  “Reemployment Commencement Date” means the date on which an Employee who terminates employment with all Employers and all Related Employers first performs an Hour of Service following such severance of employment.

2.46         Related Employer.  “Related Employer” means any business entity that is, along with an Employer, (i) a member of a controlled group of corporations (as defined by Code section 414(b), with such section being modified, for purposes of Section 6.5, in accordance with Code section 415(h)), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by Code section 414(c), with such section being modified, for purposes of Section 6.5, in accordance with Code section 415(h)), (iii) a member of an affiliated Service group (as defined by Code section 414(m)), or (iv) any other entity described by Treasury Regulations promulgated under Code section 414(o).

2.47         Related Plan.  “Related Plan” means any other defined contribution plan (as defined in Code section 415(k)) maintained by the Employer of any Related Employer.

2.48         Required Beginning Date.  “Required Beginning Date” is defined as the date upon which a Participant must begin a distribution of his Account, as further defined in Section 8.11.

2.49         Retirement.  “Retirement” means termination of employment at or after Normal Retirement Age, or at or after Early Retirement Age with one or more Years of Service.

2.50         Rollover Contribution.  “Rollover Contribution” means a contribution, which the Participant has elected to roll over pursuant to the provisions of Section 4.4. The Plan will accept the following types of contributions:

(a)           A direct rollover or a Participant contribution of an eligible rollover distribution from a qualified plan described in Code section 401(a) or a tax-deferred annuity plan or custodial account plan described in Code section 403(b), provided that the entire distribution would otherwise be includible in gross income (i.e., rollovers of after-tax contributions are not permitted by this Plan); or

(b)           A participant’s rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code sections 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income (i.e., rollovers of after-tax contributions are not permitted by this Plan), provided that such account or annuity consists solely of eligible rollover distributions from a qualified plan described in Code section 401(a) or a plan described in Code section 403(b).

A Participant contribution of a eligible rollover contribution may only be accepted if the contribution is received by the Plan not later than the 60th day following the date the check was issued to the Participant, unless the 60-day requirement has been waived by the IRS pursuant to Code section 402(c)(3).

2.51         Salary Deferral Contribution.  “Salary Deferral Contribution” means a contribution made by the Employer pursuant to Section 4.1, which is intended to qualify as an elective deferral under Code section 401(k).

2.52         Service.  “Service” means any period of time the Employee is employed by an Employer, including any period the Employee is on Leave of Absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.  The Plan shall treat service of an Employee with a predecessor or Related Employer as Service with an Employer to the extent required by Code section 414(a) and shall consider qualified military service to the extent required under Code section 414(u) and regulations thereunder. Service shall also include periods described in Appendix A for the purposes provided therein.

2.53         Trust.  “Trust” means the trusts related to the Plan, including the WaMu Savings Plan Trust as may be amended from time to time, to hold, administer, and invest the contributions made under the Plan, and all property of every kind held or acquired by the Trustees under the Trust Agreements.

2.54         Trust Agreement.  “Trust Agreement” means the agreements between the Company and the Trustees or any successor Trustees establishing the Trust and specifying the duties of the Trustee.

2.55         Trustee.  “Trustee” means the persons or entities from time to time appointed as Trustee under either Trust Agreement.

2.56         Valuation Date.  “Valuation Date” means daily, each day of the Plan Year that the New York Stock Exchange is open.

2.57         WSP.  “WSP” means the portion of the Plan that is not part of the ESOP.

2.58         Year of Eligibility Service.  “Year of Eligibility Service” means the period beginning on the date on which the Employee is first credited with an hour of service for the performance of duties with the Employer or a Related Employer, and ending on the 365th day on which the Employee is employed with the Employer or a Related Employer (i.e., in order to earn a Year of Eligibility Service, the Employee must be employed on each of the 365 days, and the 365 days are aggregated and need not be worked consecutively).  For purposes of determining under this Section 2.57 the number of days in which the Employee is employed with the Employer or a Related Employer, days shall include days of service that are credited for participation purposes as specifically described in Appendix A.

2.59         Year of Vesting Service.  “Year of Vesting Service” means any Plan Year during which an Employee completes 1,000 Hours of Service with the Employer or a Related Employer.

If a Participant who has a nonforfeitable interest in Matching Contributions, Profit Sharing Contributions or other amounts that are credited to his Accounts incurs five consecutive Breaks in Service, Service after such Breaks in Service shall not increase the Participant’s nonforfeitable percentage in his Accounts derived from Profit Sharing, Matching Contributions or other contributions subject to vesting schedules that were made prior to such five consecutive Breaks in Service.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1           Eligibility to Participate in the Plan

(a)           Salary Deferral Contributions

(i)            Each Eligible Employee may elect to become a Participant in the Plan for all purposes except for Matching Contributions and Profit Sharing Contributions at any time following the Eligible Employee’s Entry Date.

(ii)           Notwithstanding anything in the Plan to the contrary, in order for a Participant to have Salary Deferral Contributions made on the Participant’s behalf, the Participant must make a deferral election in the manner prescribed by the Plan Administration Committee. Amounts will be withheld from the Participant’s paycheck in accordance with the deferral election as soon as administratively feasible following the date the Participant elects to begin Salary Deferral Contributions.

(b)           Matching Contributions

An Eligible Employee shall be eligible to commence receiving Matching Contributions as of the first day of the month next following the date he is credited with one Year of Eligibility Service, provided he has elected to commence Salary Deferral Contributions pursuant to Section 3.1(a).  Any Matching Contributions will only be made on Salary Deferral Contributions that are made on or after the first day of the month next following the date he is credited with one Year of Eligibility Service.

(c)           Profit Sharing Contributions

An Eligible Employee shall be eligible to commence receiving Profit Sharing Contributions, if any, as of the first day of the month next following the date he is credited with one Year of Eligibility Service.

(d)           Rollover Contributions

If the Employee has not already become a Participant, an Eligible Employee shall become a Participant on the date a Rollover Contribution is made on his behalf, solely for purposes of such Rollover Contribution.  However, such Employee shall not be eligible to make Salary Deferral Contributions or receive an allocation of Matching Contributions and Profit Sharing Contributions until the Employee has satisfied the general requirements of this Article.

3.2           Transfers of Employment

If a Participant ceases to be an Eligible Employee, but continues in the employ of an Employer or a Related Employer, such Participant shall become an Inactive Participant until his entire Account balance is forfeited or distributed.  An Inactive Participant shall not be entitled to receive an allocation of contributions or forfeitures under the Plan for the period that he is not an Eligible Employee.

If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become a Participant immediately as of his transfer date if such Eligible Employee has already satisfied the eligibility requirements and would have otherwise previously become a Participant in accordance with Section 3.1 except that such Employee was not an Eligible Employee.  Otherwise, such Eligible Employee shall become a Participant in accordance with Section 3.1.

3.3           Resumption of Participation Following Reemployment.  If a Participant terminates employment with all Employers and all Related Employers and is reemployed as an Eligible Employee, he shall be eligible to participate, in accordance with the requirements of Section 3.1, on his Reemployment Commencement Date.

Any other Employee who terminates employment with all Employers and all Related Employers and is reemployed by an Employer or a Related Employer shall become a Participant as provided in Section 3.1.

ARTICLE IV PARTICIPANT CONTRIBUTIONS

4.1           Salary Deferral Contributions

(a)           Except as otherwise provided in this Plan, a Participant may elect to have his Considered Compensation reduced by any whole percentage from 1 to 50 percent, subject to the Deferral Limitation as set forth in Section 6.1(a).  Effective January 1, 2005, a Participant may elect to have his Considered Compensation reduced by any whole percentage from 1 to 75 percent.  The Employer shall contribute the amount deferred to the Trust as a Salary Deferral Contribution, subject to certain benefit limitations described in Article VI of the Plan.

(b)           The Deferral Limitation above shall be decreased by any Salary Deferrals under Code section 401(k) made by a Participant under any Related Plan, to the extent that any “excess deferrals” are allocated to this Plan pursuant to Section 6.4(d).

(c)           Notwithstanding Subsection (a), the Committee may limit the amount of the Salary Deferral Contributions, which shall be made on behalf of a Participant (and the corresponding Considered Compensation reduction) to the extent that the Committee determines necessary to comply with the limits of Article VI.

4.2           General Rules for Salary Deferral Contributions. The Employer shall make Salary Deferral Contributions in the manner specified by and in accordance with rules established by the Company and by such deadlines as the Company shall establish, in its discretion.  Salary Deferral elections, and changes in elections, will be effective with the soonest payroll period following the submission of the election or change for which it is administratively practicable to make the change.

(a)           Participant’s Salary Deferral Contributions will cease effective the first day of the month following separation from service.

4.3           Catch-up Contributions

A Participant may elect to make a Catch-up Contribution as follows:

(a)           A Participant who has or will have attained age 50 before the close of the Plan Year shall be eligible to make a Catch-up Contribution in accordance with Section 414(v) of the Code.

(b)           Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-up Contributions.

(c)           The Catch-up Contribution shall be in addition to the Salary Deferral Contribution, in Section 4.1, above.  However, in no event shall a Participant’s total Salary Deferral Contribution and Catch-up Contribution exceed 75 percent of the Participant’s Considered Compensation.

4.4           Rollover Contributions and Trust Transfers

An Eligible Employee may make a Rollover Contribution to the Plan.  Rollover Contributions must be made exclusively in cash.

(a)           Rollover Contributions shall be separately accounted for and are at all times nonforfeitable.  Before accepting a Rollover Contribution, the Committee may require a Participant to furnish satisfactory evidence that the proposed contribution is in fact a Rollover Contribution which the Code permits an employee to make to a plan qualified under Code section 401(a).

(b)           The Trustee may accept a transfer of assets from another plan that is qualified under Code section 401(a).  In such an event, the Committee shall determine the appropriate Accounts of the affected Participants or shall establish new Accounts to allocate such assets.  If the Trustee accepts an asset transfer that would require the Plan to provide any benefit, pursuant to Code section 411(d)(6) or otherwise, that is not provided for in the Plan on the date of such transfer, the Committee may establish new Accounts to preserve the protected benefits of the affected Participants.  The provisions of Section 13.3 shall apply if the Trustee accepts any trust-to-trust transfer of assets

ARTICLE V

EMPLOYER CONTRIBUTIONS

5.1           Matching Contribution

Effective January 1, 2004 the Matching Contribution shall be made on behalf of each eligible Participant as follows:

(a)           100% of the Participant’s Salary Deferral Contribution that does not exceed 3% of the Participant’s Considered Compensation for the Plan Year; plus

(b)           50% of the Participant’s Salary Deferral Contribution in excess of the first 3% of the Participant’s Considered Compensation, up to 5% of the Participant’s Considered Compensation for the Plan Year, for a maximum total matching contribution under this Section 5.1 of 4% of the Participant’s Considered Compensation for the Plan Year.

(c)           The Matching Contribution in Section 5.1 is intended to satisfy the safe harbor matching contribution provisions provided for in Code sections 401(k)(12) and 401(m)(11).  This contribution will be nonforfeitable as provided in Section 8.1 of the Plan.  Contributions made by the Employer under Section 5.1 with respect to a Participant may be made and allocated to the Participant’s Account with respect to each payroll period, but in any event shall be made no later than the due date, including extensions, for filing the Participating Employer federal income tax return for the taxable year end coincident with or in the Plan Year with respect to which such contributions are to be made.

5.2           Profit Sharing Contributions

(a)           Effective January 1, 2004, at the sole discretion of the Committee, a Profit Sharing Contribution may be made in an amount, if any, determined by the Employer, in its sole and absolute discretion.

(b)           Profit Sharing Contributions, if any, shall be allocated as of the last Valuation Date of the Plan Year among the Accounts of Participants eligible under Section 3.1(c), who completed 1000 Hours of Service during the Plan Year and were employed by the Company on the final day of the Plan Year, or who terminated employment with the Employer during the Plan Year by reason of death, Disability, or Retirement.  Such allocation shall be pro rata according to the ratio that each such Participant’s Considered Compensation for the Plan Year bears to the Considered Compensation of all Participants entitled to such allocation of the Profit Sharing Contributions for such Plan Year.

5.3           Top Heavy Minimum Contribution

For any Plan Year in which the Plan is determined to be top heavy within the meaning of Code Section 416(g) and regulations thereunder, the Employer shall make a minimum Employer contribution (taking into account Matching Contributions) of not less than three percent (3%) of Compensation for each Participant who is not a “key employee” as that term is defined in Code Section 416(i)(1). A determination as to whether the Plan is top heavy shall be made as of the last day of the immediately preceding Plan Year (the “determination date”).

All of the plans of Related Employers shall be aggregated, as required or permitted in Code section 416(g)(2), in determining whether or not the Plan is top heavy.

ARTICLE VI

BENEFIT LIMITATIONS

6.1           Section 402(g) Limit on Salary Deferral Contributions

(a)           Deferral Limitation

Notwithstanding Section 4.1, Salary Deferral Contributions to this Plan (including any other plans of a Related Employer subject to Code section 402(g), but not including any Catch-up Contributions) for any calendar year, shall not exceed the maximum dollar limitation on elective deferrals under Code section 402(g)(1)(B).

(b)           Distribution of Excess Deferrals

If a Participant is required to include in his gross income for a calendar year elective deferrals (as defined in Code section 402(g)(3)) which exceed the deferral limitation in (a) above, such amounts shall be treated as “excess deferrals” and shall be distributed to the Participant.  The Committee shall distribute such excess deferral, adjusted for any income or losses allocable to such amount (determined in accordance with the principles of Section 6.4) for the Plan Year in question not later than the April 15th following the calendar year in which the excess deferrals were made , or such later time as permitted by the Code or in Treasury Regulations.  Any distribution made pursuant to this Section may be made notwithstanding any other provision of the Plan.

6.2           Safe Harbor

(a)           Nondiscrimination Testing

As the Employer has elected to make the safe harbor cash or deferred arrangement option pursuant to Section 4.1 of this Plan, the provisions of this Article and any provisions relating to the Average Deferral Percentage Test described in Code section 401(k)(3) or the Average Contribution Percentage Test described in Code section 401(m)(2) do not apply, except as required by law or regulation.  Aggregation and disaggregation rules provided under Code sections 401(k) and 401(m) will still be applicable.

(b)           Notice

At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Participant a comprehensive notice of the Participant’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Employee.  The notice shall describe (i) the safe harbor contribution formula used under the Plan (including a description of the levels of Matching Employer Contributions, if any, available under the Plan), (ii) any other contributions under the Plan (including the potential for discretionary Matching Employer Contributions) and the conditions under which such contributions are made,

(iii) the plan to which safe harbor contributions will be made (if different than this Plan), (iv) the type and amount of Compensation that may be deferred under the Plan, (v) how to make cash or deferred elections, including any administrative requirements that apply to such elections, (vi) the periods available under the Plan for making cash or deferred elections, and (vii) withdrawal and vesting provisions applicable to contributions under the Plan.  If an Employee becomes eligible to participate (as provided under Section 3.1) after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

6.3           Nondiscrimination Tests

Notwithstanding Section 4.1, and in order to fulfill the requirements of this Section 6.3, the Plan Administrator shall have the discretion to limit the Salary Deferral Contributions of a Highly Compensated Employee (HCE) and/or the Matching Contributions for an HCE, in the manner described in Section (d), or to cause the Trustee to distribute contributions which exceed the limitations of this Section as described in Section 6.1.

For purposes of the ADP and ACP tests described in this Article, the definition of “Compensation” may be modified by the Plan Administrator to mean any definition of compensation that complies with Code section 414(s).

(a)           Actual Deferral Percentage (ADP) Test

For each Plan Year, the Salary Deferral Contributions under the Plan must meet one of the actual deferral percentage tests (hereinafter “ADP Test”) described below to satisfy the nondiscrimination requirements of the Code.  For purposes of this ADP Test, Eligible Employees who do not qualify for making Salary Deferral Contributions pursuant to Section 4.1 shall not be considered.  To pass the ADP Test, either:

(i)            The ADP (as hereinafter defined) for a Plan Year for the group of Eligible Employees who are Highly Compensated Employees does not exceed the ADP for the current Plan Year for all other Eligible Employees multiplied by 1.25; or

(ii)           The ADP for a Plan Year for the group of Eligible Employees who are Highly Compensated Employees (i) is not more than two percentage points higher than the ADP for the current Plan Year for all other Eligible Employees and (ii) does not exceed the ADP for the prior Plan Year for all other Eligible Employees multiplied by two.

The “ADP” for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in the group to the nearest one-hundredth of one percent) of (i) his Salary Deferral Contributions to (ii) his Compensation earned during the Plan Year or while a Participant (as determined by the Committee for each Plan Year), determined in accordance with Code section 401(k)(3) and regulations pursuant thereto.

Further, a Participant’s Salary Deferral Contribution to the Plan is included in calculating the ratios for the Participant for a Plan Year if it is allocated to the Participant’s Account as of a date within the Plan Year and was earned for services rendered to an Employer during a pay period ending within the Plan Year.

In calculating the deferral percentage for a Participant, Compensation for the entire Plan Year shall be taken into account even where the Participant was not an Eligible Employee for the entire Plan Year.  In determining the ADP of an Eligible Employee who is a Highly Compensated Employee, all such deferrals under plans maintained by any Related Employer that maintain a feature subject to Code section 401(k) in which such a Highly Compensated Employee is eligible to participate shall be aggregated.

Further, in the event that a Related Employer maintains another plan which together with this Plan is treated as a single plan for purposes of section 401(a)(4) or 410(b) Code other than section 410(b)(2)(A)(ii)), then any and all Salary Deferral Contributions and other contributions that are taken into account in determining a Participant’s ADP under either of the plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Code section 401(k) they shall be treated as a single plan for purposes of satisfying Code sections 401(a)(4) and 410(b).

(b)           Actual Contribution Percentage (ACP) Test

For each Plan Year, the Matching Contributions under the Plan must meet one of the actual contribution percentage tests (hereinafter the “ACP Test”) described below to satisfy the nondiscrimination requirements of the Code. To pass the ACP test, either:

(i)            The ACP (as hereinafter defined) for a Plan Year for the group of Eligible Employees who are Highly Compensated Employees does not exceed the ACP for the current Plan Year for all other Eligible Employees multiplied by 1.25; or

(ii)           The ACP for a Plan Year for the group of Eligible Employees who are Highly Compensated Employees (i) is not more than two percentage points higher than the ACP for the current Plan Year for all other Eligible Employees and (ii) does not exceed the ACP for the prior Plan Year for all other Eligible Employees multiplied by two.

The “ACP” for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in the group to the nearest one-hundredth of one percent) of the Matching Contributions allocated to each such Participant’s Account as of any date within the Plan Year being tested.  Compliance with the ACP Test shall be determined in accordance with the rules set forth in Code section 401(m)(2) and regulations thereunder.

In determining the ACP of an Eligible Employee who is a Highly Compensated Employee, contributions allocated to such Highly Compensated Employees under all plans maintained by any Related Employer that are subject to Code section 401(m) in which such a Highly Compensated Employee is eligible to participate shall be aggregated.

Further, in the event that a Related Employer maintains another plan which together with this Plan is treated as a single plan for purposes of Code sections 401(a)(4) or 410(b) other than Code section 410(b)(2)(A)(ii)), then any and all matching contributions, voluntary employee after-tax contributions and other contributions subject to 401(m) under any and all such plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Code section 401(m) they shall be treated as a single plan for purposes of satisfying Code sections 401(a)(4) and 410(b).

6.4           Corrective Procedures to Satisfy Nondiscrimination Tests

(a)           Reduction of Contributions

If at any time during a Plan Year, the Committee determines on a projected basis that it is necessary to reduce the Salary Deferral Contributions of one or more Participants to satisfy the dollar limit on annual deferrals described in Section 6.1 or the ADP nondiscrimination test described in Section 6.3(a)), it shall have the authority to do so in such amounts and for such periods of time as it deems necessary under the circumstances.

(b)           Aggregation of Contributions to Satisfy ADP Test

The Committee may, in its sole discretion, elect to aggregate Matching Contributions with Salary Deferral Contributions to the extent necessary to satisfy the ADP nondiscrimination test provided that such aggregation does not itself result in discrimination.

(c)           Qualified Non-Elective Employer Contributions

The Committee may, in its sole discretion, elect to make additional non-elective contributions to the Plan on behalf of some or all of the Eligible Employees who are not Highly Compensated Employees to the extent necessary to satisfy the ADP nondiscrimination test.  Such additional contributions may be made in accordance with a reasonable methodology acceptable to the Committee that favors non-Highly Compensated Employees.

(d)           Return of Excess Contributions

An ADP excess contribution exists if contributions under this Plan on behalf of Highly Compensated Employees fail to meet the ADP test described in Section 6.3(a).  Within twelve months after the end of the Plan Year for which there is an excess, contributions which exceed the ADP limitation, adjusted for earnings and losses during the calendar year, less amounts previously returned pursuant, shall be distributed to Highly Compensated Employees.  Each Highly Compensated Employee’s deferral shall be reduced in the order of those Highly Compensated Employees with the largest dollar amount deferred.  Also, if such amount is returned to a Participant within 2½ months after the end of the calendar year, such amount shall be reported as taxable income in the preceding calendar year.  Notwithstanding the foregoing, the Plan Administrator may choose any other correction method prescribed by the Secretary of the Treasury, Internal Revenue Service or in the Code or tax regulations to the extent such choice is allowed thereunder.

6.5           Maximum Annual Additions to a Participant’s Accounts

For purposes of this Article, the Employer and any Related Employer shall be considered a single employer, to the extent required by the Code.

(a)           General

The Annual Additions with respect to a Plan Year to a Participant’s Accounts in this Plan and any other defined contribution plan maintained by the Employer shall not exceed the lesser of

(i)            $40,000, as indexed in accordance with Code section 415(d)(1)(C); or

(ii)           One hundred percent (100%) of the Participant’s Compensation.

(b)           Annual Additions

For purposes of this Article, the term “Annual Additions” for any Participant in any Plan Year means the sum of:

(i)            The amount of Profit Sharing, Matching Contributions, Salary Deferral Contributions, and Forfeitures (if any) allocated to a Participant’s Accounts; and

(ii)           With respect only to the $40,000 limitation, amounts attributable to retiree medical benefits on behalf of a Key Employee in an account in a welfare fund subject to Code section 419A.

(c)           Timing of Annual Additions

Employee Elective Deferrals are treated as Annual Additions in the year in which the contribution would have been paid as taxable Compensation if it had not been designated for contribution to the Plan.

(d)           Remedy

If for any Plan Year the Annual Additions exceed the foregoing limitations because of a reasonable error in determining Compensation or the amount of a Participant’s contribution permitted under Code section 415, or other justified circumstances, the Committee shall direct the Trustee to distribute the amount of Employee Salary Deferral Contributions in excess of the limits, without earnings.

The limitation shall be satisfied by reducing contributions made on behalf of the Participant to the extent necessary in the following order:

(i)            Salary Deferral Contributions made on the Participant’s behalf for the limitation year that have not been matched, if any, shall be reduced.

(ii)           Salary Deferral Contributions made on the Participant’s behalf for the limitation year that have been matched and the Matching Contributions attributable thereto, if any, shall be reduced pro rata.

(iii)          Qualified non-elective contributions made on the Participant’s behalf for the limitation year shall be reduced.

If the Annual Additions exceed the limits for any other reason, the Employer shall allocate the excess to a suspense account.  The suspense account shall be credited with investment earnings and losses as of each Valuation Date in the same manner as Participant’s Accounts.  Such suspense account is for accounting purposes only and shall remain in the Trust Fund to be reallocated as provided below.

Contents of the suspense account shall be allocated to the affected Participant’s Account in subsequent years when that can be done without exceeding the limitations of this Section 6.5.  So long as any amount remains in the suspense account, the Employer shall not contribute to the Plan any amount which would cause an additional allocation to the suspense account.  In the event the Participant ceases to be a Participant when any amount remains in a suspense account, such amount shall be reallocated to other Participants who are eligible to receive a contribution as of the end of the Plan Year following the calendar year in which he ceases to be a Participant.  In the event the Plan terminates before any amount remaining in the suspense account has been fully allocated to Participant Accounts, the balance of the suspense account shall be distributed to the Employer.

ARTICLE VII

IN-SERVICE WITHDRAWALS AND LOANS

7.1           In-Service Withdrawal From Accounts

To the extent permitted by this Article, a Participant may withdraw any amount from his Accounts not in excess of his vested Account balance by filing a request for a withdrawal in accordance in such manner as prescribed by the Plan Administration Committee.  The payment of the amount to be withdrawn shall occur as soon as administratively feasible on or after the Valuation Date following receipt and approval of such request.

(a)           Rollover Contributions

A Participant may elect to receive all or any portion of his Account to the extent of any Rollover Contributions and any earnings thereon, and

(b)           Employee After-Tax Contributions

A Participant who is employed by an Employer may elect to withdraw all or any portion of his Employee After-Tax Contributions, plus earnings thereon at any time.

7.2           Age 59½ Withdrawals

Upon attainment of age 59½, a Participant who is employed by an Employer may withdraw all or any portion of his vested Accounts.

7.3           Hardship Withdrawals

(a)           A Participant who encounters an immediate and heavy financial need may make a withdrawal of his Salary Deferral Contributions (excluding any earnings thereon accrued after the last day of the last Plan Year ending before January 1, 1989) required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Employee.  Notwithstanding the foregoing, no hardship distribution will be allowed for a Participant whose eligible amount under this Section is less than $500.

Hardship determinations shall be made according to the standards set forth below in Subsections (b) and (c).  These standards shall be modified automatically in accordance with guidance published by the Internal Revenue Service to expand the list of deemed immediate and heavy financial need and additional methods for distributions to be deemed necessary to satisfy an immediate and heavy financial need.

(b)           Immediate and Heavy Financial Need

A distribution will be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

(i)            Medical expenses described in Code section 213(d) incurred or expected to be incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code section 152).

(ii)           Purchase (excluding mortgage payments) of a principal residence of the Participant.

(iii)          Payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents.

(iv)          The need to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence.

(v)           Effective November 1, 2005, payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 but without regard to Section 152(d)(1)(B)). Between November 1 and December 31, 2005, the Plan Administrator (or its delegate) must determine, based upon all the relevant facts and circumstances, that the need to pay such burial or funeral expenses was an immediate and heavy financial need.

(vi)          Effective November 1, 2005, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined with out regard to whether the loss exceeds 10% of adjusted gross income). Between November 1 and December 31, 2005, the Plan Administrator (or its delegate) must determine, based upon all the relevant facts and circumstances, that the need to pay such repair expenses was an immediate and heavy financial need.

(c)           Withdrawal Necessary to Satisfy Financial Need

A withdrawal will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if and only if the Participant certifies and agrees that all of the following requirements are satisfied:

(i)            The withdrawal amount is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

(ii)           The Participant has obtained all distributions (including a distribution of dividends related to the Participant’s investment in the Company Stock Fund), other than the hardship withdrawal, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by any Employer or any Related Employer;

(iii)          The Participant suspends Salary Deferral Contributions to the Plan for the six-month (180 day) period following the date of his hardship withdrawal. The suspension must also apply to all elective contributions and Employee After-Tax Contributions to all other qualified and non-qualified plans maintained by any Employer or Related Employer, other than any mandatory Employee After-Tax Contribution portion of a defined benefit plan, including stock option, stock purchase, and other similar plans, but not including health and welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan);

(d)           No redeposit of Hardship Withdrawal

A Participant shall not be permitted to re-contribute or redeposit in his Accounts any portion of the amounts withdrawn by reason of hardship.

(e)           Hardship Withdrawal Ineligible for Rollover

The portion of a Hardship withdrawal distributed after December 31, 1998 attributable to Elective Deferral Contribution may not be part of an eligible rollover distribution.

7.4           Loans

(a)           Availability of Loans

Effective October 1, 2004 loans shall be permitted under this Plan for Participants who are currently employed by the Company and the provisions of this Section shall be implemented as the Committee determines in its discretion. When a loan is permitted under the Plan, any such loan shall be subject to the requirements of Code Section 72(p) and regulations thereunder, and such conditions and limitations as the Committee deems necessary for administrative convenience and to preserve the tax-qualified status of the Plan.

(b)           Minimum and Maximum Loan Amounts

The maximum amount of a loan under the Plan shall be the lesser of (i) 50% of the vested portion of the Participant’s Account Balance or (ii) $50,000 reduced by the excess (if any) of (A) the highest aggregate outstanding principal balance of all loans from the Plan during the 1-year period ending on the day before the date of the loan, over (B) the outstanding principal balance of the loan from the Plan to the Participant on the date of the loan. The minimum loan permitted shall be $1,000, or such lower amount that is established in writing by the Plan Administrator. Any administrative fees or expenses incurred by the Plan in connection with any loan shall be charged to the Account of the Participant requesting the loan. In addition, the Committee may, in its discretion establish a lower maximum amount of a loan to ensure that the loan amount does not exceed 50% of the vested portion of the Participants Account Balance due to market fluctuations.

(c)           Number, Frequency And Duration

Each Participant may have one loan outstanding at one time under the Plan. A loan must be for a minimum term of one year. In no event may the loan term extend beyond five years. Any renewal or extension of a loan shall be deemed to be a new loan for purposes of this section 7.4.

(d)           Interest

Interest on a loan will be charged at a fixed annual rate for the entire term of the loan and the rate shall be established at the date the loan is approved. The interest rate for loans are established on the first day of each quarter based on the Prime Rate plus one percent (+1%).

(e)           Source and Application of Funds

Loan proceeds will be withdrawn based on funds hierarchy from the Participants’ Accounts with the exception of the BrokerageLink Account. The BrokerageLink Account balance will be used to calculate the available loan amounts, but the loan amounts cannot be charged against the BrokerageLink Account.

(f)            Repayment

The Participant shall be required to repay his loan with payments of principal and interest sufficient to amortize the loan in substantially equal installments over its term. All payment by Employees while employed shall be by means of payroll deductions, which deductions shall be authorized by the Participant as a condition to receipt of the loan. Loans are payable in full upon severance from employment. Payments made by a Participant with respect to a loan shall be invested for the Account of such Participant in the Investment Funds in accordance with the Participant’s Investment directions in effect at the time such payments are made. In the absence of a valid investment election, the loan repayments will be invested in the Standard Plan Option Default Fund.

A participant may repay a loan in full at any time from when the loan repayments begin. Partial loan repayments are not allowed under the Plan provisions.

If a participant is on a bona fide leave of absence (including military leave), loan repayments may be suspended but interest will continue to accrue during the suspension period. If a loan is suspended and the Participant returns to active employment with the Company following a leave of absence, the outstanding principal loan balance and accrued interest will be recalculated with repayment to be extended to the 5 year maximum term, regardless of the length of leave of absence.

(g)           Defaults

A loan shall be deemed in default at the end of the calendar quarter following the calendar quarter in which the repayments were discontinued. Upon default by a Participant in any of the terms of a loan, the loan will be come immediately due and payable and the Plan Administrator in such case shall charge the unpaid balance of such loan, together with any interest in his Account balance.

(h)           Security

Each loan shall be secured by the Participant’s vested account balance.

(i)            Fees

The Plan Administration Committee may charge a reasonable fee for establishing and administering loans.

(j)            Loans Relating to Merged Plans

From time to time the Plan acquires Participant loans in connection with the transfer of assets from a qualified plan of an acquired entity or the merger of another qualified plan. Such loans are called Acquired Participant Loans. The Acquired Participant Loans are identified in Appendix A hereto.

Acquired Participant Loans shall be governed by an Acquisition Loan Policy adopted by the Plan Administration Committee and any related administrative guidelines to the extent that the policy and guidelines are not inconsistent with the basic terms of the loans or any agreement between the Company and a merged company. For purposes of this Section 7.4(j) the basic terms of the loans shall include principal, interest rate, term and payment.

ARTICLE VIII

VESTING AND DISTRIBUTION OF BENEFITS

8.1           Vesting

(a)     Employee Contributions

Salary Deferral Contributions, Rollover Contributions, Employee After-Tax Contributions and QNECs, if any allocated to a Participant’s Account, plus earnings thereon shall be 100% vested and nonforfeitable at all times.

(b)     Matching Contributions after 2003

Matching Contributions made on or after January 1, 2004 and allocated to the Participant’s Account shall be 100% vested and nonforfeitable. However, the Matching Contributions, made to the Participant and allocated to his Account prior to January 1, 2004, shall be subject to the vesting requirements in Section 8.1(c).

(c)     Other Matching and Profit Sharing Contributions

Except as provided in Appendix A or subpart (d) below, a Participant’s nonforfeitable right to Profit Sharing Contributions and Matching Contributions, made to the Participant and allocated to his Account prior to January 1, 2004, upon termination of employment shall be based upon his Years of Vesting Service in accordance with the following schedule:

Years of Vesting Service	Percent Vested
Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

(d)           Notwithstanding the foregoing, Profit Sharing Contributions and Matching Contributions made to the Participant and allocated to his Account prior to January 1, 2004, shall be 100% vested and nonforfeitable upon the earliest to occur of the following:

(i)            The date of the Participant’s death while an Employee;

(ii)           The date of the Participant’s Disability while an Employee (including an Employee who is on an approved leave of absence);

(iii)          The date the Participant terminates Service on or after the completion of one year of Service and the attainment of his Early Retirement Date

(provided, however, that this subpart (iii) shall not apply to the portions of any Accounts that are attributable to plan mergers and are subject to Appendix A);

(iv)          The date the Participant attains age 65 while an Employee.

(e)           Vesting of Dividends

(f)            A Participant shall be vested in all dividends paid with respect to shares of Company Stock in the Company Stock Fund in which the Participant is vested.

(g)           Dishonesty

If a Participant or Inactive Participant has engaged in “dishonesty,” and terminates prior to completing three Years of Vesting Service, the Profit Sharing Contributions and Matching Contributions allocated to the Participant’s Account and any earnings thereon shall be treated as a forfeiture. A Participant shall not forfeit their interest in their Salary Deferral Contributions or Rollover Contributions. For purposes of this Section, “dishonesty” means that the Participant has engaged in acts of fraud, embezzlement, theft or any other crime of moral turpitude or has otherwise been dishonest in his relationship with the Employer (without necessity of formal criminal proceedings being initiated against him) and his employment terminated by either discharge or resignation, as determined by the Committee. This subsection (g) shall not apply to the extent its application would cause the Plan to fail to be considered a “safe harbor 401(k) plan” in any given Plan Year pursuant to Code section 401(k)(12) and the treasury regulations thereunder.

8.2           Forfeiture of Contingent Interests

(a)           Timing of Forfeitures

Matching Contributions and Profit Sharing Contributions allocated to a Participant’s Account that are not vested shall be forfeited on the earlier of the following dates:

(i)            The last day of the fifth consecutive one year break in Years of Vesting Service, or

(ii)           As soon as practicable after the date on which the Participant receives a distribution of the value of his vested Account balance, (including a deemed cashout of $0).

(b)           Restoration of Non-Vested Accounts

If a Participant incurs a forfeiture by reason of Section 8.2(a)(ii) and returns to Service prior to incurring five consecutive Breaks in Service, the amount of the forfeiture shall be restored (unadjusted for any gains or losses) as part of such Participant’s Account if the Participant repays to the Plan the full amount of the distribution prior to the earlier of

(i)            The Plan’s termination, or

(ii)           The lapse of five years following the Participant’s reemployment by the Employer or a Related Employer (provided that the Participant must be an Employee at the time of repayment). If the Participant received a deemed cashout of $0, he shall be deemed to have repaid the distribution upon reemployment.

As of the Valuation Date immediately following such repayment, and prior to any allocation of Trust earnings, forfeitures, or Employer Contributions specified in Article V, the amount of a Participant’s previous forfeiture (the “Restoration Amount”) shall be allocated to his Account.

The Restoration Amount shall be credited first against forfeitures arising for the Plan Year, and if such forfeitures are not sufficient to satisfy the Restoration Amount in full, the remainder of such amount shall be satisfied out of Employer Contributions for the Plan Year. The Restoration Amount shall not be deemed an Annual Addition. In addition, the Employer may make an Employer Contribution for the purpose of restoring a forfeiture even thought he Employer has no profits.

The Committee shall give timely notice to any rehired Employee if such Employee is eligible to make a repayment, of his right to make such repayment before the expiration of the periods of the occurrence of the events specified above, and such notice shall also include an explanation of the consequences of not making such repayment.

8.3           Distribution Upon Severance from Employment

A Participant may elect to receive a distribution of his Account on account of a severance from employment. The Inactive Participant may elect that the distributions be paid as soon as administratively feasible after the date that the severance from employment occurs. All elections as to the date of payment of the Participant’s Account shall be subject to any earlier payment date required under the rules in Section 8.4, Section 8.10 or Section 8.11.

8.4           Mandatory Distribution At Age 65

Notwithstanding any other provisions of this Plan to the contrary, a Participant who has separated from employment shall receive a distribution of his Accounts upon attainment of age 65.

8.5           Benefits Upon Disability

A Participant who is Disabled may elect to receive a distribution of his Account. The Participant may elect that the distributions be paid as soon as administratively feasible after the Valuation Date that coincides with or next follows the determination by the Plan Administration Committee that the Participant is disabled or the time requested by the Participant. All elections as to the date of payment of the vested balance of the Participant’s Account shall be subject to any earlier payment date required under the rules in Section 8.10 and Section 8.11.

8.6           Death Benefits

In the event of death, payment of the Participant’s Vested Accrued Benefit shall commence as soon as administratively feasible after the Valuation Date that coincides with or next follows death. The foregoing rule shall apply to regardless of whether or not the Beneficiary is the Participant’s surviving spouse.

8.7           Beneficiary Designation

(a)           Subject to the limitations of Section 2.55, each Participant may designate a Beneficiary to whom the Trustee shall pay his vested Account in the Trust in the event of his death. The Plan Administration Committee shall prescribe the manner for the designation of Beneficiary(s) and, upon the receipt of a revised beneficiary designation, the Participant’s previous Beneficiary designation shall be revoked. A Participant may designate multiple and/or contingent Beneficiaries.

(b)           No Beneficiary Designation

Subject to the limitations of Section 2.55, if a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him, the Committee may direct that payment of a Participant’s Account be made to the person or persons in the following priority:

(i)            the Participant’s spouse at the time of death;

(ii)           if no surviving spouse, then to the Participant’s surviving children (including adopted children) in equal shares;

(iii)          if the Participant has no surviving children, then to the Participant’s surviving parents in equal shares;

(iv)          if the Participant has no surviving parents then to the Participant’s estate or such other individual or entity designated by the Committee, in its sole discretion, if no estate exists or it is otherwise impractical to make payment to the estate.

The Committee, in its sole discretion, shall direct the Trustee as to whom the Trustee shall make payment under this Section.

8.8           Forms of Distribution

All distributions made pursuant to this Article VIII shall be paid, at the applicable time in a single lump sum payment. A Participant, Beneficiary or Alternate Payee may elect a direct rollover of that payment, to the extent permitted under
Section 8.12(e)(v).

8.9           Payment Rules

(a)           Method of Payment

After all required accounting adjustments, the Trustee, in accord with the direction of the Plan Administration Committee, shall make payment of the Participant’s vested Account in cash or in kind (but only to the extent his Account contains contributions that constitute contributions to the ESOP under Section 10.2 or, with respect to amounts not in the ESOP, the Trustee permits in-kind direct rollovers to an IRA), or a combination thereof. Fractional shares cannot be distributed in-kind.

(b)           Withholding

The Employer may withhold or require the withholding from any payment that is made under this Plan of any federal, state or local taxes required by law to be withheld, with respect to such payment. If an Employer (or other person required to withhold) is unable to withhold the full amount required to be withheld and the Participant (or Beneficiary or Alternate Payee, as applicable) does not make a cash payment to the Employer of the amount required to be withheld, then the Employer may withhold from any other amounts payable to the Participant (or Beneficiary or Alternate Payee, as applicable) by the Employer the additional amount that is required be withheld, with respect to any benefit under this Plan.

(c)           Valuation

The value of the Participant’s Accounts shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution. However, if Salary Deferral Contributions or Employer Contributions are allocated to the Participant’s Accounts after such Valuation Date for the Plan Year in which the Participant receives a distribution on account of Normal Retirement, Early Retirement, death, or Disability, then the value of the Participant’s Accounts shall be adjusted to reflect such additional allocations.

8.10         Small Amounts

Notwithstanding the provisions of this Article but subject to the following sentence, if an Inactive Participant’s vested Accounts do not exceed $5,000 (determined without regard to the value attributable to such Participant’s Rollover Contributions plus earnings thereon at the time he would be eligible to receive a distribution due to severance from employment), the Plan Administration Committee shall direct the Trustee to distribute the Participant’s vested Accounts (including a deemed distribution of $0) to the Participant or his Beneficiary in a lump sum as soon as administratively feasible following the Valuation Date that coincides with or next follows the Participant’s severance from employment. Effective March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 8.10 if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan Administration Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administration Committee. For purposes of determining whether a distribution is greater than $1,000, rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) that are being distributed shall be considered part of the distribution that is subject to the $1,000 threshold.

8.11         Required Beginning Date

The April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that in the case of a Participant who is a 5% owner of the Employer, the Required Beginning Date shall mean April 1 of the calendar year following the year in which such Participant attains 70½.

However, for a Participant who is not a 5% owner of the Employer, who attained age 70½ during 1988 and had not retired by January 1, 1989, the Required Beginning Date shall be April 1, 1990. This rule shall have no effect upon any life expectancy calculation for the Participant. In addition, for a Participant who attained age 70½ before January 1, 1988 and is not a 5% owner of the Employer, the Required Beginning Date shall be April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or retires.

8.12         Required Minimum Distributions

(a)           General Rules

(i)            Effective Date. The provisions of this Section 8.12 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)           Precedence/Incorporation of Code. The requirements of this Section 8.12 will take precedence over any inconsistent Plan provisions. All distributions required under this Section will be determined and made in accordance with Code section 401(a)(9) and regulations promulgated thereunder.

(b)           Time and Manner of Distributions

(i)            Required Beginning Date. A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, as soon as practicable after the Participant’s death, and in no event later than:

(A)          If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later;

(B)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died;

(C)           If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death; or

(D)          If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, subparagraphs (B) and (C) will apply as if the surviving spouse were the Participant.

Distributions under this Subsection, other than those to which subparagraph (D) applies, are considered to begin on the Participant’s Required Beginning Date. If subparagraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse, under subparagraph (A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse, under subparagraph (A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)          Application of 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated beneficiary, the Participant’s entire interest will be distributed to the designated beneficiary as soon as practicable after the Participant’s death, and in no event later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(iv)          Form of Distribution. The Participant’s interest will be distributed in the form of a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections (c) and (d).

(c)           Required Minimum Distributions During Participant’s Lifetime

(i)            Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)          The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)           If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)           Required Minimum Distributions After Participant’s Death

(i)            Death on or After Date Distributions Begin

(A)          Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           Death Before Date Distributions Begin

(A)          Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Subsection (i) above.

(B)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(ii)(A), this Subsection (d)(ii) will apply as if the surviving spouse were the Participant.

(e)           Definitions

For purposes of this Section, the following definitions apply.

(i)            Designated Beneficiary. The term “designated beneficiary” means the individual who is designated as the Beneficiary under Section 2.5 and is the designated beneficiary under Internal Revenue Code § 401(a)(9) and Treas. Reg. § 1.401(a)(9)-1, Q&A-4.

(ii)           Distribution Calendar Year. The term “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)          Life Expectancy. The term “life expectancy” means the life expectancy as computed by use of the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.

(iv)          Participant’s Account Balance. The term, “Participant’s account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)           Required Beginning Date. The date specified in Section 8.11 of the Plan.

8.13         Direct Rollovers

A Participant may elect at the time and in the manner prescribed by the Plan Administration Committee to make a direct rollover, in accordance with the provisions of this Section 8.13 and Code sections 401(a)(31) and 402(c), of an Eligible Rollover Distribution to an Eligible Retirement Plan.

A surviving spouse Beneficiary or a former spouse who is an Alternate Payee, pursuant to a QDRO under Section 15.12, may direct a rollover under the same terms and conditions as a Participant. A non-spouse Beneficiary may not direct a rollover pursuant to this Section.

(a)           Eligible Rollover Distribution

Any distribution of all or any portion of the Participant’s Accounts, except that it does not include:

(i)            Any distribution that is one of a series of substantially equal periodic payments over a period of 10 years or more or over a period equal to the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary;

(ii)           Any distribution to the extent it is required under Code section 401(a)(9); or

(iii)          Any amount that is distributed on account of hardship.

(b)           Eligible Retirement Plan

“Eligible Retirement Plan” means an individual retirement account or individual retirement annuity (other than an endowment contract) under Code sections 408(a) or 408(b), a trust qualified under Code section 401(a) and exempt from tax under Code section 501(a), which accepts rollover distributions (as limited by Code section 401(a)(31)(D)), an annuity plan under Code section 403(a), an annuity contract described in Code section 403(b), or an eligible plan under Code section 457 that is maintained by a governmental entity which agrees to separately account for amounts transferred into such plan from this Plan.

(c)           Notice to Participants

In accordance with Code section 402(f), the Committee or Trustee shall furnish each Participant, spousal Beneficiary or Alternate Payee eligible for a directed rollover under this Section 8.13(c) with an explanation of the directed rollover opportunity and related withholding consequences of not choosing a directed rollover within a reasonable period (at least 30 but not more than 90 days) prior to the Participant’s distribution. The explanation shall clearly indicate that the Participant, spousal Beneficiary or Alternate Payee has a right to a 30 day waiting period to consider the election. A Participant, Beneficiary or Alternate Payee may waive the 30 day period by affirmative election on forms provided by the Committee or Trustee.

ARTICLE IX

PARTICIPANT ACCOUNTS

9.1           Individual Accounts

The Plan Administration Committee shall establish and maintain an Account for each Participant that shall reflect Employer and Participant-directed contributions made on behalf of the Participant and earnings, expenses, gains and losses attributable thereto, and investments made with amounts in the Participant’s Account. The Trustee shall establish and maintain such sub-accounts as it deems advisable from time to time.

9.2           Allocation of Trust Fund Earnings and Losses to Participant Accounts

As of each Valuation Date, the Plan Administration Committee shall

(a)           Adjust the balances in the Accounts of all Participants upward or downward to reflect investment gains and losses (adjusted by any expenses charged to the Plan that are charged to the Participant’s Account in accordance with Section 0) since the last Valuation Date; the gain or loss of each separate investment fund will be allocated to each subaccount in the same proportion that the value of such subaccount as of the last Valuation Date bears to the value of all subaccounts invested in that fund as of the same date;

(b)           Credit to the Accounts of each Participant the contributions which were deposited in the Trust fund since the last Valuation Date;

(c)           Charge to the Accounts of each Participant all payments or distributions made to or on behalf of the Participant since the last Valuation Date;

(d)           Charge the Account of each Participant such Participant’s share of any administrative expenses as are allocable in accordance with Section 11.6, and the Plan’s administrative procedures.

(e)           Credit and charge the proper subaccounts of each Participant to reflect transfers among investment funds.

9.3           Account Statements

Each Participant shall be provided with a statement of his Accounts under the Plan showing the Account values at least once each Plan Year. Account statements may be delivered electronically as provided by the Committee.

9.4           Finality of Determinations

The Plan Administration Committee shall have exclusive responsibility for determining the balance of each Participant’s Account maintained hereunder. The Plan Administration Committee’s determinations thereof shall be conclusive upon all interested parties.

ARTICLE X

INVESTMENT ELECTIONS

10.1         Permissible Investments

(a)           The Committee shall arrange for the establishment of one or more investment funds within the Trust Fund. If the Committee permits, one such investment fund shall be “BrokerageLink.” The Plan Investment Committee may change the investment funds from time to time in its discretion. The Plan Investment Committee shall be the fiduciary responsible for selecting the investment funds for the Plan.

(b)           Except as otherwise provided in this Article X, all contributions allocated to an Account shall be invested in one or more of the permissible investments, in accordance with the investment elections of the Participant, Alternate Payee, or Beneficiary, as applicable.

10.2         Investment of Contributions

Each Participant may direct the investment of his Account among the permissible investment funds. An investment direction shall remain effective with regard to all subsequent amounts credited to a Participant’s Accounts, until changed in accordance with the provisions of this Section.

The Plan is intended to constitute a Plan described in ERISA section 404(c) with respect to Participant directed investments. The Plan Administrator shall make available to Participants information concerning the portfolio characteristics of each investment, its historic earnings performance, and other information to assist the Participants in exercising their investment discretion, as contemplated in ERISA section 404(c).

10.3         Initial Investment Elections

The Participants in the Plan are allowed to allocate contributions to their accounts to various investment funds, including a fund (the “Company Stock Fund”) which will be invested primarily in the common stock of the Company (the “Company Stock”).

All contributions to the Plan which are directed for investment in the Company Stock Fund shall first be considered made to the WSP. To the extent such contributions are eligible to be made to the ESOP, they will immediately be transferred to the ESOP, subject to any limitations or restrictions the Plan Administration Committee adopts, in its sole discretion.

Coincident with an election to commence a Salary Deferral, Matching Contribution, Profit Sharing Contribution or Rollover Contribution to the Plan, a Participant shall make an investment direction election allocating his future contributions among one or more of the permissible investments in increments of one percent (1%). Such an investment election shall be presented in the manner, and in accordance with deadlines, established by the Committee.

The Plan Administration Committee may establish and communicate that, in the absence of any such investment election by the Participant, all such contributions shall be invested in a default fund. In the absence of a timely investment election from the Participant, the Trustee shall invest the Participant’s contributions in such default fund until the effective date of any change in investment election by the Participant. The default fund shall be selected by the Investment Committee.

10.4         Changing Future Contributions

A Participant may change his investment elections with respect to future contributions, among one or more investment funds, by giving direction in the manner, and in accordance with deadlines and limitations, established by the Plan Administration Committee from time to time. Elections will be implemented in accordance with the administrative procedures of the Plan, and of the underlying investment fund, if any. The Participant’s election shall specify a percentage in increments of one percent (1%), which percentage may not exceed one hundred percent (100%).

10.5         Reinvesting Existing Account Balances

A Participant may transfer existing balances of his Account, from one or more of the permissible investments, by giving direction in the manner, and in accordance with deadlines and limitations, established by the Plan Administration Committee from time to time. Elections will be implemented in accordance with the written administrative procedures of the Plan and of the underlying investment fund, if any. The Participant’s transfer election shall specify either (i) a percentage in increments of one percent (1%), which aggregate percentage may not exceed one hundred percent (100%), or (ii) a dollar amount in whole dollars that is to be transferred.

A Participant may transfer a portion of his account between the Company Stock Fund and the WSP at such times, and under such circumstances as are provided by the Plan Administration Committee.

An Inactive Participant may continue to make investment elections, in accordance with Article X, with respect to his Account.

10.6         ESOP Dividend Election

Every Participant in the ESOP may elect whether vested dividends paid with respect to shares of Company Stock allocated to such Participant’s Company Stock Fund shall be paid in cash to the Participant or reinvested in the Company Stock Fund. An election with respect to a particular dividend shall be effective if its is received by the Plan Administration Committee, in the manner prescribed therefore, by the Plan Administration Committee, by the date on which the right to receive such dividend is set for owners of Company Stock generally. The election procedure shall comply with the requirements of Code Section 404(k). If a valid election to receive a dividend in cash is not received from a Participant, the Participant shall be deemed to have elected to have such dividend reinvested in the Company Stock Fund. Dividends other than cash dividends (e.g., stock dividends) are not subject to the election option, and shall instead remain in the Company Stock Fund. The Plan Administration Committee reserves the right to override a Participant’s election to the extent necessary to meet other applicable rules (e.g., where Participant’s eligible for hardship distributions are required to receive all currently available distributions). If the Participant electing a distribution of cash dividends cannot be located (for example, if the Participant’s current address is not known at the time of the distribution), the dividend shall be held in the investment fund providing a fixed rate of return. If a Participant receives a total distribution of his or her ESOP Account prior to the date a dividend attributable to such ESOP Account is paid to the ESOP, the dividends that are subsequently paid with respect to his or her ESOP Account shall be distributed to him or her as soon as administratively practicable after they are received by the ESOP.

An election under this Section 10.6 shall remain in effect until the Participant revokes the election or makes a new election.

All unvested dividends paid with respect to the Company Stock Fund shall be reinvested in the Company Stock Fund.

If a Participant elects to have vested dividends paid in cash, such amounts shall be paid annually (dividends received by the Plan during a calendar year will be aggregated and paid once a year, in the same year the dividends are received by the Plan). The amount of quarterly dividend which would otherwise be payable to the Participant, if any, shall be reinvested in the Company Stock Fund and the dividend amounts, plus earnings, shall be paid as soon as possible before year end. Except where a Participant becomes entitled to receive a distribution under the terms of this Plan, the dividends shall not be available to the Participant until after year end.

The dividends on Company Stock held in the Company Stock Fund and with respect to which the Participant is allowed to elect to have such dividends paid in cash or reinvested in the Company Stock Fund shall not be considered an employer contribution, Employee After-Tax Contribution or forfeiture and, therefore, shall not constitute:

(a)           An annual addition for purposes of Code section 415(c)(2);

(b)           An elective deferral for purposes of Code section 402(g);

(c)           An elective contribution for purposes of Code section 401(c); or

(d)           An Employee After-Tax Contribution for purposes of Code section 401(m).

To the extent permitted by law and the requirements for continued tax-qualified status of the Plan and the deductibility of cash distributions of dividends, the Committee may establish rules regarding the minimum amount of investment in the Company Stock Fund that must be held by an account for an amount to be considered part of the ESOP. Such rules shall be applied in a uniform and nondiscriminatory manner, with the purpose of avoiding the cost and administrative burden of issuing small cash dividend distribution checks.

10.7         Diversification Requirement

Participants may elect at any time to have all or any portion of their ESOP Accounts transferred to the WSP and invested in investments other than the Company Stock Fund.

The provisions of this Section 10.7 shall be interpreted and applied in a manner that is consistent with compliance with Code section 401(a)(28).

10.8         Right to Repurchase of Company Stock

In the event that Company Stock distributed to a Participant or beneficiary hereunder is not readily tradable on an established market, such participant or beneficiary may require the Company to repurchase such Company Stock as set forth in Code sections 409(a) and 409(h).

ARTICLE XI

THE TRUST/FINANCING

11.1         Purpose of the Trust

A Trust has been created and will be maintained for the purposes of the Plan, and the assets thereof shall be invested in accordance with the terms of the Trust Agreement. All contributions will be paid into the Trust, and all benefits under the Plan will be paid from the Trust.

11.2         Appointment of Trustee

Trustee shall be appointed by the Company to administer the Trust. The Trustee’s obligations, duties, and responsibilities shall be governed solely by the terms of the Trust Agreement.

11.3         Exclusive Benefit of Participants

Subject to the provisions for the return of contributions, the Trust will be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries and with respect to expenses of administration. The Company reserves the right to recover any amounts held in a suspense account at the termination of the Trust that cannot be used to reduce Employer Contributions in the year of termination because of the limitations contained in Section 6.5 of the Plan and Code section 415.

11.4         Benefits Supported Only By the Trust

Any person having any claim under the Plan will look solely to the assets of the Trust for satisfaction.

11.5         Rights to Trust Assets

No Employee shall have any right to, or interest in, any assets of the Trust upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust and none of the Fiduciaries shall be liable therefore in any manner.

11.6         Payment of Expenses

Except as provided below, all reasonable costs and expenses incident to the administration and protection of the Plan and Trusts, including but not limited to legal, accounting, and Trustee fees, will be paid from the Trust except to the extent the Employer chooses in its sole discretion to pay any such expenses, and until paid, shall constitute a first and prior claim and lien against the Trust. Such expenses may be paid out of forfeitures in the Trust that occur each Plan Year. All such costs and expenses paid from the Trust shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants on a pro rata basis or in such other reasonable manner as may be directed by the Employer and disclosed to the Participants. However, any and all expenses relating to settlor functions that arise from the creation, design or termination of the Plan must be paid by the Employer and may not be paid from the Trust. Notwithstanding the foregoing, the Human Resources Committee may, in its discretion, authorize the Trustee to allocate certain expenses to particular Participant’s Accounts, including but not limited to distribution fees, loan fees, QDRO and hardship distribution fees, and BrokerageLink account fees, but only to the extent permitted by law and related regulations.

11.7         Deductible Contribution

Notwithstanding anything herein to the contrary, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, demand repayment of such disallowed contribution and the Trustee shall return such contribution less any losses attributable thereto to the Employer within one year following the disallowance.

11.8         Voting

If the class of Company Stock held by the ESOP constitutes a “registration-type class of securities” within the meaning of Code section 409(e)(4), each Participant or Beneficiary may direct the Trustee with respect to the voting of any shares of such Company Stock allocated to such Participant or Beneficiary’s Account with respect to any corporate matter which invokes the voting of shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation dissolution, sale of substantially all of the assets of a trade or business, or such similar transactions as may be set forth in applicable regulations.

ARTICLE XII

ADMINISTRATION

12.1         Committees

(a)           The Human Resources Committee shall appoint a Plan Administration Committee and a Plan Investment Committee. Each Committee will consist of three or more individuals. The Human Resources Committee will designate one member of each Committee to serve as chairman. Any member of a Committee may resign or be removed by the chairman of the Human Resources Committee. The Human Resources Committee shall notify each member of a Committee of the appointment, removal or resignation of a Committee member.

(b)           Each Committee may select a secretary to keep its records or to assist it in the performance of any act, duty or obligation of the Committee. The secretary may, but need not, be a member of the Committee.

(c)           The Plan Administration Committee and the Plan Investment Committee shall each be a named fiduciary of the Plan pursuant to ERISA. The Plan Administration Committee shall serve as Plan Administrator. The Plan Investment Committee shall be responsible for carrying out the investment policy and such other duties as described in Section 12.2(c).

12.2         Administration

(a)           The Plan Administration Committee will have complete control of the administration of the Plan, subject to the provisions hereof, with all powers necessary to enable it to carry out its duties properly in that respect. Not in limitation, but in amplification of the foregoing, it will have the power and discretion to construe the terms of the Plan and to determine all questions that may arise hereunder, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. Its decisions upon all matters within the scope of its authority will be final. No person shall be entitled to any benefits under this Plan except to the extent the Plan Administration Committee determines in its discretion they are entitled to benefits.

(b)           The Plan Administration Committee shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries. The persons or entities to whom the Plan Administration Committee delegates any of its discretion, authority, duties and responsibilities, shall have the discretion in the performance of – and shall perform – all such duties as are necessary to supervise the administration of the Plan and to control its operation in accordance with the terms thereof, including, but not limited to, the following:

(i)            Make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(ii)           Interpret the provisions of the Plan and resolve any question arising under the Plan, or in connection with the administration or operation thereof;

(iii)          Make all determinations affecting the eligibility of any Employee to be or become a Participant;

(iv)          Determine eligibility for and amount of retirement benefits for any Participant;

(v)           Authorize and direct the Trustee with respect to all disbursements of benefits under the Plan;

(vi)          Employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan;

(vii)         Delegate and allocate specific responsibilities, obligations and duties imposed by the Plan to one or more employees, officers or such other persons as the Plan Administrator deems appropriate; and

(viii)        Amend the Plan for changes in the laws or regulations related to the Plan, to clarify any provisions in the Plan or correct any errors in the document, to simply administration or for administrative convenience, and for any other reason provided that with respect to an amendment “for any other reason”, the delegate reasonably believes that the amendment will not have the impact of significantly increasing the cost or potential liability exposure of the Plan to the Employer. The authority set forth in this section 12.2(b)(viii) may be delegated only to a senior executive of the Company.

Except as otherwise indicated, the Plan Administration Committee may delegate any of these powers and duties to employees of the Company or committees consisting of employees.

(c)           Investment Authority

The Plan Investment Committee shall have the following powers and duties with respect to the investment of the Trust:

(i)            To direct the Trustee in the investment, reinvestment, and disposition of the Trust, including the investment of up to 100% of the Trust in “qualifying employer securities” (as defined in section 407(d)(5) of ERISA) without regard to the limitations of ERISA sections 407(a)(2), (3), or (4), as provided in the Trust Agreement;

(ii)           To review, select or remove, and monitor investment funds and fund managers;

(iii)          To receive and review reports of the financial condition and of the receipts and disbursements of the Trust from the Trustee;

(iv)          To furnish the Employer with information which the Employer may require for tax or other purposes;

(v)           To engage the services of or remove an Investment Manager or Managers (as defined in ERISA section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and

(vi)          To interpret and construe the Plan with respect to the investment, reinvestment, and disposition of Plan assets.

12.3         Indemnity

The Company shall indemnify and hold harmless the Committees, and their members, and each of them, from and against any and all loss resulting from liability to which the Committee, or its members, may be subjected by reason of any act or conduct (except willful or reckless misconduct), in their official capacities in the administration of the Plan or Trust or both, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense.

12.4         Bonding and Insurance

To the extent required by law, every member, every fiduciary of the Plan and every person handling Plan funds shall be bonded. The Plan Administration Committee shall take such steps as are necessary to assure compliance with applicable bonding requirements. The Plan Administration Committee may apply for and obtain fiduciary liability insurance insuring the Plan against damages by reason of breach of fiduciary responsibility at the Plan’s expense and insuring each fiduciary against liability to the extent permissible by law.

12.5         Fiduciaries

(a)           Limitation of Liability

To the extent permitted by law, no Participant shall have any claim against the Company, Employer, any Committee, Trustee or any other fiduciary or service provider to the Plan, or against the directors, officers, members, agents or representatives of any of them (collectively “parties in interest”), for any benefits under the Plan, and such benefits shall be payable solely from the Trust Fund; nor shall any of the parties in interest incur any liability to any person for any action taken or suffered or omitted to be taken by them under the Plan in good faith. The Company intends that neither the Plan nor any party in interest shall be liable for any loss due to a Participant exercising control over the investment of assets in his Account.

(b)           Indemnification

(i)            Parties Protected by Indemnification. In order to facilitate the recruitment of competent individuals as fiduciaries and/or service providers to the Plan, the Employer agrees to provide the indemnification as described herein. This provision shall apply to Employees who are considered Plan fiduciaries or service providers to the Plan. Notwithstanding the preceding, this provision shall not apply and indemnification will not be provided for any third party corporation, partnership or other business entity that may be appointed as a fiduciary or service provider to the Plan, or to any corporate Trustee or Investment Manager appointed as a Plan fiduciary.

(ii)           Scope of Indemnification. The Company agrees to indemnify an Employee fiduciary as described above for all acts taken in good faith in carrying out his responsibilities under the terms of this Plan or other responsibilities imposed upon such fiduciary by ERISA. This indemnification for all acts is intentionally broad but shall not provide indemnification for gross negligence, willful misconduct, embezzlement or diversion of Plan assets for the benefit of the Employee fiduciary. The Company agrees to indemnify Employees and other individuals as described in the previous paragraph herein for all expenses of defending an action by a Participant, Beneficiary or government entity, including all legal fees for counsel selected with the consent of the Company and the Employer and other costs of such defense. The Company and the Employer will also reimburse an Employee fiduciary for any monetary recovery in any court or arbitration proceeding. In addition, if the claim is settled out of court with the concurrence of the Company and the Employer, the Company and the Employer will indemnify an Employee fiduciary for any monetary liability under said settlement. The Company and the Employer shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section applies. The Company may satisfy its obligations under this Section in whole or in part through the purchase of a policy or policies of insurance providing equivalent protection.

(c)           Forfeitures in Case of Breach of Fiduciary Duty

In the event that there is a judgment, order or decree issued against a Participant by a Court, or a settlement agreement entered into with a Participant, where the subject of the judgment, order, decree or settlement consists of a proven or admitted violation of fiduciary duty against the Plan, the Plan Administrator shall have the discretion to direct a forfeiture of some or all of the balance of the Accounts of the Participant, in an amount up to but not greater than the amount stated in such legal instrument, for purposes of making a recovery on behalf of the Plan and Trust Fund.

12.6         Claims and Appeals Procedures

(a)           The claims and appeals procedures under the Plan shall be administered in accordance with guidelines which may be revised in the discretion of the Plan Administration Committee from time to time; provided, however, that any such guidelines shall be substantially in accordance with the claims and appeals procedures described herein (as this Plan may be amended from time to time).

(b)           A “claim” (as that term is used in this Section) occurs when a Participant or Beneficiary (“Claimant”) either (i) makes an application for a benefit under the Plan, or (ii) disputes a determination by the Plan Administration Committee (or a person authorized by the Plan Administration Committee) of the amount of any benefit or the resolution of any matter affecting a benefit under the Plan. A claim or appeal may be filed by an authorized representative of the Claimant.

(c)           Notwithstanding any other provision of the Plan, a Claimant shall not have a right to submit a dispute with respect to a benefit under this Plan more than three years after the date the individual has knowledge of all material facts that are the subject of the dispute.

(d)           Claims for benefits under the Plan shall be filed with the Company benefits office on forms provided for that purpose. Each claim will be decided by one or more persons who staff the benefits office (the applicable person(s) in the benefits office who are authorized by the Plan Administration Committee are referred to in this Section as the “Claims Administrator”). The Claims Administrator will give the Claimant notice of the disposition of a claim within 90 days after the claim has been filed, unless special circumstances require an extension of time for processing, in which case such notice of disposition shall be given within 180 days after the application has been filed.

(e)           If a claim is denied in whole or in part, the Claims Administrator shall give the Claimant a explanation stating the reasons for the denial, citing pertinent provisions of the Plan, the manner in which the claim denial can be appealed to the Appeals Committee and, in the event of an appeal, the further information which the Claimant may submit or request in connection with the appeal and the Claimant’s rights to pursue other remedies under ERISA.

(f)            A Claimant wishing a review of a denied claim may submit an appeal in a manner acceptable to the Appeals Committee, the membership of which committee shall be determined by the Executive Vice President of Human Resources. The deadline for submitting any such appeal shall be 60 days after receipt of the notification of the denial of the claim, as described above. A Claimant’s failure to submit an appeal within this 60-day period shall result in the Claimant permanently forfeiting his or her right to appealing the decision to the Appeals Committee or to a court for further review. Within 60 days following the receipt of the notice of appeal, the Appeals Committee will issue the Claimant either (i) a notice of the decision of the reviewer, or (ii) if special circumstances require an extension of time for review, a notice of a 60-day extension of the review period. In the latter case, the notice of the decision of the reviewer shall be delivered to the Claimant by the Appeals Committee within 120 days after the application has been filed. Determinations of the Appeals Committee shall be made by majority vote. Members of the Appeals Committee who vote on the decision on appeal shall not include any person who decided the initial claim, but a person who decided the initial claim may participate in the discussion of the appeal with the voting members of the Appeals Committee.

(g)           The Plan hereby delegates full and complete discretion to the Claims Administrator and the Appeals Committee:

(i)            To make findings of fact pertaining to a claim or appeal;

(ii)           To interpret the Plan as applied to the facts; and

(iii)          To decide all aspects of the claim or appeal.

The decision by the Appeals Committee shall be the final and conclusive administrative review proceeding under the Plan. No person shall be entitled to any benefits under this Plan as a result of the review of a denied claim except to the extent the Appeals Committee determines in its discretion that such person is entitled to such benefits.

(h)           Effective January 1, 2002, with respect to any claim submitted on or after that date that involves an exercise of discretion by the Claims Administrator and/or the Appeals Committee to determine whether or not the Claimant is “Disabled”, the Plan Administration Committee shall maintain procedures for such claims and/or appeals that comply with Department of Labor regulations applicable to disability claims. Such procedures shall be consistent with such regulatory requirements for de novo review, the consultation requirement for medical judgments, limitations on the number of levels of appeal for a denied claim, the special time limits for deciding disability claims, and the disclosure requirements in connection with extensions of time.

12.7         Authority of Officers

Any act which the Human Resources Committee is permitted or required to perform under the terms of the Plan may be performed by an officer of the Company duly authorized by the Human Resources Committee.

ARTICLE XIII

AMENDMENT AND TERMINATION

13.1         Amendment - General

It is the Company’s intention that the Plan will continue indefinitely. However, the Company, by action of either the Board of Directors or the Human Resources Committee of the Board of Directors, may amend the Plan at any time, including any remedial retroactive changes (within the specified period of time as may be determined pursuant to Internal Revenue Service regulations from time to time) to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject. The Board of Directors and the Human Resources Committee may delegate to the Plan Administration Committee, Plan Investment Committee, or a senior executive of the Company authority to amend the Plan with respect to the following:

(a)           Administration of the Plan;

(b)           Amendments necessary to comply with requirements of any law or regulation, or to retain the tax-qualified status of the Plan; and

(c)           Amendments that do not materially affect the financial obligations of the Company or any Employer provided the delegate reasonably believes that the amendment will not have the impact of significantly increasing the cost or potential liability exposure of the Plan to the Employer.

No amendment made to this Plan pursuant to this Article XIII shall decrease any Participant’s Account balance (determined in accordance with Code section 411(d)(6)) as of the date of such amendment.

Any amendment to (including a termination of) the Plan shall be made in writing. Upon the execution of the amendment by a duly authorized officer or individual, the Plan shall be deemed amended as of the date provided in the instrument of amendment. If no effective date is specified, the amendment shall be effective as of the date the instrument is executed.

13.2         Amendment - Vesting Schedule

The Company reserves the right to amend the vesting schedule at any time; however, no such amendment shall reduce the nonforfeitable percentage of a Participant’s Account determined as of the date immediately preceding the later of the date on which such amendment is adopted or effective, to a percentage that is less than the Participant’s nonforfeitable percentage as computed under the Plan without regard to the amendment.

In the event the Company amends the vesting schedule, each Participant having at least three years of Service shall have his nonforfeitable Account balance computed under the Plan in accordance with the pre-amendment or post-amendment vesting schedule, whichever provides the more favorable result for the Participant as of the Benefit Commencement Date. For

purposes of this Section 12.2, an amendment to the vesting schedule includes any Plan amendment that directly or indirectly affects the nonforfeitable percentage of a Participant’s right to his Account balance.

13.3         Amendment - Consolidation or Merger. In the event the Plan’s assets and liabilities are merged into, transferred to or otherwise consolidated with any other retirement plan, then such transfer or merger must be accomplished so as to ensure that each Participant would (if the other retirement plan then terminated) receive a benefit immediately after the merger, transfer or consolidation, which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, transfer or consolidation (as if the Plan had then terminated). This provision shall not be construed as limiting the powers of the Company to appoint a successor Trustee.

13.4         Termination of the Plan

(a)           The Company shall have the right, without prior notice and without cause, to terminate the Plan at any time.

13.5         Amendment Procedures

The termination of the Plan shall not cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of the Participants and payment of reasonable Plan expenses, or cause or permit any portion of the Trust Fund to revert to or become the property of the Company at any time prior to the satisfaction of all liabilities with respect to the Plan and Participants.

Upon termination of this Plan, the Plan Administration Committee shall continue to act for the purpose of complying with the preceding paragraph and shall have all power necessary or convenient to the winding up and dissolution of the Plan as herein provided. While so acting, the Plan Administration Committee shall be in the same status and position with respect to other persons as if the Plan remained in existence.

13.6         Plan Qualification

Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain a “qualified plan” pursuant to Code section 401(a), and ERISA and regulations thereunder and exempt status of the Trust Fund under Code section 501.

13.7         Allocation of the Trust Fund on Termination of Plan

In the event of a complete or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, with respect to all Participants or a specified group or groups of Participants, the Trustee shall allocate and segregate a proportionate interest in the Trust Fund for the benefit of affected Participants.

All Participant Accounts shall be one hundred percent (100%) vested and nonforfeitable. The Plan Administration Committee shall direct the Trustee to allocate the assets of the Trust Fund to those affected Participants.

ARTICLE XIV

EMPLOYER PARTICIPATION/RELATED EMPLOYERS

14.1         Adoption by Employer

Any entity which is a Related Employer shall become a Participating Employer effective as of the date on which such entity becomes a Related Employer, unless such Related Employer:

(a)           is specifically precluded from sponsoring the Plan by the Board of Directors or the Human Resources Committee; or

(b)           continues to sponsor a separate cash or deferred arrangement for its employees.

14.2         Effective Plan Provisions

A Related Employer that adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

14.3         Withdrawal by Employer

Any Employer by action of its Board of Directors and notice to the Company and the Trustees, may withdraw from the Plan and Trust at any time without affecting other Employers not withdrawing, by complying with the provisions of the Plan. Termination of the Plan as it relates to an Employer upon its withdrawal shall be governed by the provisions of Article XIII. A withdrawing Employer may arrange for the continuation by itself or its successor of this Plan and Trust in separate form for its own Employees or it may arrange for continuation of the Plan and Trust by merger with an existing plan and trust qualified under Code sections 401(a) and 501(a) and transfer of such portion of the Trust assets as the Committee determines are allocable to the Employer and its employees who are Participants.

14.4         Termination of Participation by Participating Employer

The Company may in its absolute discretion, by resolution of the Board of Directors, terminate an Employer’s participation at any time when (i) the Employer ceases to be a Related Employer, (ii) in the Company’s judgment such Employer fails or refuses to discharge its obligations under the Plan following such prior notice and opportunity to cure as may be appropriate under the circumstances, or (iii) in the Company’s judgment, such Employer should not be allowed to continue to participate.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.1         Notices and Communications

All applications, notices, designations, elections, investment directions, statements and other communications from and to Participants shall be on forms prescribed or approved by the Committee.  A notice or communication to a Participant shall be deemed to have been delivered and received by the Participant or Beneficiary at his last address of record with the Committee.  Notwithstanding the foregoing, to the extent permitted by applicable law, and not inconsistent with the terms of the Plan, the Plan Administration Committee may make telephonic or other electronic communication or filing methods available for certain elections, designations, investment directions or applications for benefits by Participants and for certain notices, statements or other communications to Participants.  Any person entitled to notice under the Plan may waive the notice.

15.2         Personal Data to Plan Administration Committee

Each Participant and Beneficiary must furnish to the Committee evidence, data, or information, as the Committee considers necessary or desirable for the purpose of administering the Plan.

(a)           Address for Notification

Each Participant or Beneficiary shall file with the Committee his address, and each subsequent change of such address.  Any payment or distribution hereunder, and any communication addressed to a Participant or Beneficiary, at the last address filed with the Committee, or if no address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States mail, postage prepaid.

(b)           Place of Payment and Proof of Continued Eligibility

Any check representing payment hereunder and any communication addressed to an Employee, a former Employee, a retired Employee, or Beneficiary at his last address filed with the Committee shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the United States mail.  If the Committee, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the Committee, notify such person that all unmailed and future retirement income payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address.

(c)           Employer Records

Records of an Employer as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefore, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

15.3         Evidence

Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

15.4         Information Available

Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, this Plan and Trust, contract, or any other instrument under which the Plan was established or is operated.  The Committee will maintain all of the items listed in this Section in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours.  Upon the request of a Participant or Beneficiary the Committee shall furnish him with a copy of any item listed in this Section.  The Committee may make a reasonable charge to the requesting person for the copy so furnished.  A beneficiary’s right to (and the Committees’, or a Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

15.5         Alienation

Except as provided under a Qualified Domestic Relations Order, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary prior to actually being received by the person entitled to the benefit under the terms of the Plan.  The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder, except to the extent that under a Qualified Domestic Relations Order the Trustee is required to pay a portion of a Participant’s Accounts to an Alternate Payee.  In the event an Employer or the Trustee receives notice of an adverse claim to a benefit distributable to a Participant, Inactive Participant or Beneficiary, the Trustee may suspend payment(s) of such benefit until such matter is resolved to the satisfaction of the Trustee.

15.6         Execution of Receipts and Releases

Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust.  The Plan Administration Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it shall determine.

15.7         Facility of Payment

In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct payment of such benefit to a duly appointed guardian or other legal representative of such person or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gift to Minors Act or to any relative of such person by blood or marriage, for such person’s benefit.  Any payment made in good faith pursuant to this provision shall fully discharge the Company and the Plan of any liability to the extent of such payment.

15.8         Correction of Errors

Any Employer contribution to the Trust Fund made under a mistake of fact (or investment proceeds of such contribution if a lesser amount) shall be returned to the Employer within one year after payment of the contribution.  In the event an incorrect amount is paid to a Participant or Beneficiary, any remaining payments may be adjusted to correct the error.  The Committee may take such other action it deems necessary and equitable to correct any such error.  Notwithstanding the foregoing, the Plan Administrator need not correct errors that involve a deminimis amount.

15.9         Missing Persons

In the event a distribution is required to commence on a Required Beginning Date under Section 8.11 and the Participant or Beneficiary cannot be located, the Participant’s Account shall be forfeited on the last day of the Plan Year following the Plan Year in which distribution was supposed to commence.  Such forfeiture shall be used to reduce Employer profit sharing contributions.

If the affected Participant or Beneficiary later contacts the Committee, his Account shall be reinstated and distributed as soon as practical.  The Committee shall reinstate the amount forfeited by directing a special Employer contribution to be made in an amount equal to such amount and allocating it to the affected Participant’s or Beneficiary’s Account.  Such reinstatement shall not be considered an annual addition for purposes of the limitations on contributions pursuant to Code section 415.

Prior to forfeiting any Account, the Committee shall attempt to contact the Participant or Beneficiary by return receipt mail at his last known address according to the Employer’s records, and by the letter forwarding services offered through the Internal Revenue Service, the Social Security Administration, or such other means as the Committee deems appropriate.

Alternatively, the Committee may transfer such amounts to an IRA set up by the Committee, unless the Participant directs otherwise.  The Participant will be notified that the Participant may transfer the distribution to another IRA.  Any default rollover shall be made in accordance with any final regulations issued by the Department of Labor.

15.10       Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages.  If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Employee Elective Deferrals pursuant to Section 3.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Employee Elective Deferrals in accordance with such Section 3.1 (retroactive to any Entry Date as of which he was or has become eligible to do so), then such Participant may elect that any Employee Elective Deferrals not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article III, shall be made out of the proceeds of such back pay award or agreement.

In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article V for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make a Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article V as in effect during each such Plan Year.  The amounts of such additional contributions shall be credited to the Account of such Participant.  Any additional contributions made by such Participant and by an Employer pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, V, and VI.

15.11       Exclusive Benefit Rule

Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for contributions or any part of the Trust Fund to revert to the Employer or to be used for or diverted to any purpose other then the exclusive benefit of Participants, their spouses and Beneficiaries (which purpose include payment of reasonable expenses incurred to maintain, invest, value and administer the Trust Fund and to maintain and administer the Plan), except that:

(a)           The Plan is adopted contingent upon a timely request for and receiving a favorable determination from the Internal Revenue Service to the effect that the Plan constitutes a qualified profit sharing plan meeting the requirements of Code section 401(a) with respect to an Employer, and if, upon initial request, the Internal Revenue Service denies the Employer a determination to that effect, the Plan shall be void and any assets in the Trust Fund at the time of such unfavorable determination that had been contributed by the Employer shall be returned to such Employer.

(b)           If a contribution or portion thereof is made to the Trust Fund by an Employer under a mistake of fact, then, upon request to the Retirement Committee, such contributions or portion thereof shall be returned to Employer within one year of the date of such contribution.

(c)           If any part of any Employer’s contribution under the Plan is disallowed as a deduction for federal income tax purposes, then to the extent such contribution is disallowed, the contribution and any increment thereon shall be returned to the Employer within one year after the disallowance.

15.12       Qualified Domestic Relations Orders

(a)           Notwithstanding any Plan provisions to the contrary, benefits under the Plan may be paid to someone other than the Participant or Beneficiary pursuant to a Qualified Domestic Relations Order, in accordance with Code section 414(p).  Payments to an alternate payee pursuant to a Qualified Domestic Relations Order may be made in any form otherwise permitted under the Plan.

(b)           The Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee shall promptly notify the Participant and any Alternate Payee named in the order, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee must determine the qualified status of the order and must notify the Participant and each alternate payee of its determination. The Committee shall provide such notice by mailing it to the individual’s address specified in the domestic relationship order, or in a manner consistent with the Department of Labor regulations.

(c)           Amounts payable to an Alternate Payee pursuant to a Qualified Domestic Relations Order may be distributed in a single Lump Sum immediately upon qualification of the Domestic Relations Order regardless of whether the Participant has attained his  “earliest retirement age,” as that term is defined in Code section 414(p)(4)(B).

(d)           With respect to Qualified Domestic Relations Orders, the Committee may adopt such rules and procedures as it deems appropriate, in its sole discretion.

15.13       Mistake of Fact

If the amount of contribution made to the Plan by the Employer for any Plan Year is in excess of the amount required under Article V, and such excess payment is due to mistake of fact, the Employer shall have the right to recover such excess contribution within one year after the date the contribution is made to the Trustee.  The return of a contribution shall be permitted hereunder only if the amount so returned (i) is the excess of the amount actually contributed over the amount which would have otherwise been contributed, (ii) does not include the earnings attributable to such contribution, and (iii) is reduced by any losses attributable to such contribution.

15.14       No Guarantee of Interests

The Trustee, the Plan Administration Committee, the Plan Investment Committee, and the Company do not guarantee the Trust from loss or depreciation.  The Company does not guarantee the payment of any money that may be or becomes due to any person from the Trust.  The liability of the Committee and the Trustee to make any payment from the Trust is limited to the then available assets of the Trust.

15.15       Interpretations and Adjustments

To the extent permitted by law, an interpretation of the Plan and a decision on any matter within a Fiduciary’s discretion made in good faith is binding on all persons.  A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

15.16       Uniform Rules

In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

15.17       Severability

In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

15.18       Successors

The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon each Employer, its successors and assigns, and upon the Trustee, the Plan Administration Committee, and their successors.

15.19       Headings

The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

15.20       Governing Law

All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Washington except to the extent Washington law is preempted by federal law.

IN WITNESS WHEREOF, Washington Mutual, Inc. has caused this instrument to be executed on this 27th day of December, 2005 but to be effective as of the dates first written above.

WASHINGTON MUTUAL INC.

By:	/s/ Daryl D. David
Daryl David

Its: Executive Vice President – Human Resources

APPENDIX A - ACQUIRED COMPANY PROVISIONS

To the extent a special provisions set out in this Appendix A is inconsistent with any of the prior general provisions of the Plan, the special provisions of this Appendix A will control:

TABLE OF CONTENTS FOR APPENDIX A

ACQUIRED COMPANY	ACQUISITION DATE	PAGE (in Appendix A)
Somers, Grove & Co., Inc.	01/01/87	4
Participating Employers listed in Attachment A of the Plan as restated effective January 1, 1987 (i.e. Washington Mutual Financial, Inc, Murphy Favre, Inc., Composite Research & Management Co., Murphy Favre Properties, Inc., Washington Mutual Insurance Services, Inc., E.J. Life Insurance Co., and Benefit Service Corporation	01/01/87	5
IPC Pension Services Company, Inc. of Alaska	07/01/88	6
Shoreline Federal Savings Bank	07/01/88	7
Columbia Federal Savings Bank	07/01/88	8
Mutual Travel, Inc.	12/31/88	9
Old Stone Bank	05/31/90	10
Benefit Service Corporation (Tacoma)	01/01/91	11
Frontier Savings and Loan	07/01/91	12
Williamsburg Federal Savings Bank	10/01/91	13
Vancouver Federal Savings and Loan	10/01/91	14
Sound Savings and Loan	01/01/92	15
Great Northwest Bank	04/01/92	16
Crossland Federal Savings Bank	01/01/93	17
World Savings and Loan	04/01/93	18
Pioneer Savings Bank	04/01/93	19
Pacific First Financial Corporation, Pacific First Bank, a Federal Savings Bank or their affiliates (“Pacific First”)	05/01/93	20
Great Western Bank	05/01/93	21
Tri-City Cosmopolitan Travel Services, Inc.	01/01/94	22
Global Express Travel	01/01/94	23
Summit Savings and Loan	01/01/95	24
Olympus Savings Bank Olympus Capital Corporation	07/01/95	25
Enterprise Bank	01/01/96	26
Western Bank	04/01/96	27
Utah Federal Savings Bank	04/01/97	28
American Savings Bank, FA	04/01/97	29
United Western Financial Group, Inc.	04/01/97	30
Great Western Financial Corporation and Great Western Financial Services Corp.	01/01/98	31
H. F. Ahmanson & Company	07/01/99	32

Peoples Security Finance Company, Inc. (“Peoples”)	01/01/00	33
Alta Residential Mortgage, Inc. (“Alta”)	04/01/00	34
Long Beach Mortgage Company	07/01/00	35
PNC Mortgage Corp. of America and a subsidiary of PNC Bank, National Association (“PNC”)	02/01/01	36
Bank United Corp.	05/01/01	37
Fleet Mortgage Corp.	06/01/01	38
Dime Bancorp, Inc.	04/01/02	39
HomeSide Lending, Inc.	07/01/02	40
Providian Financial Corporation and Providian National Bank	10/1/05	41

APPENDIX A

Provisions Related to Employees of Acquired Companies

This Appendix contains provisions that apply to certain former employees of companies acquired by Washington Mutual, Inc.  These provisions relate to entry dates, service credit, service for eligibility, participation and vesting, and participant loans.  To the extent any provisions in this Appendix A are inconsistent with provisions in other sections of the Plan, the provisions in this Appendix will prevail.  This Appendix may be amended from time to time by the Plan Administration Committee in connection with the acquisition of another company, whether by asset or stock purchase.

Appendix A

Company: Somers, Grove & Co., Inc.

Service, In General:

Each Eligible Employee who (i) was an employee with Somers, Grove & Co., Inc. on December 31, 1986 and who had at least six months of service (as that term is defined in the former Somers, Grove & Co., Inc. 401(k) Savings Plan) on that date, or (ii) was a participant in said 401(k) Plan on December 31, 1986 shall be credited with Service for years of service with Somers, Grove & Co., Inc.

Vesting:

Each former employee of Somers, Grove & Co., Inc. who had six months of service (as defined under the Somers, Grove & Co., Inc. 401(k) Savings Plan) as of December 31, 1986 shall be 100% vested in his or her Matching Account and Profit Sharing Account

Appendix A

Company: Participating Employers listed in Attachment A of the Plan as restated effective
January 1, 1987 (i.e. Washington Mutual Financial, Inc, Murphy Favre, Inc., Composite
Research & Management Co., Murphy Favre Properties, Inc., Washington Mutual
Insurance Services, Inc., E.J. Life Insurance Co., and Benefit Service Corporation

Vesting:

Each participant shall be 100% vested in his Matching Account and Profit Sharing Account who (i) was a Participant on 1/1/87 and (ii) was 100% vested under the predecessor plan of those participating Employers listed in Attachment A of the Plan as restated Effective January 1, 1987 or who had one Year of Eligibility Service as of December 31, 1986

Appendix A

Company:  IPC Pension Services Company, Inc. of Alaska

Service, In General:	Employees who were employed by IPC at the time it was acquired by WM Financial, Inc. on May 17, 1988 shall be credited with Service for service performed with IPC.

Eligibility for Participation Service	Service shall include service with IPC effective January 1, 1988.

Appendix A

Company:  Shoreline Federal Savings Bank

Service, In General:

Employees who were employed by Shoreline Federal Savings Bank at the time it was acquired by the Company on May 2, 1988 shall be credited with Service for service performed with Shoreline Federal Savings Bank.

Eligibility for Participation Service	Service shall include service with Shoreline Savings Bank, effective January 1, 1988.

Appendix A

Company:  Columbia Federal Savings Bank

Service, In General:

Employees who were employed by Columbia Federal Savings Bank at the time it was acquired by the Company on May 2, 1988 shall be credited with Service for service performed with Columbia Federal Savings Bank.

Appendix A

Company:  Mutual Travel, Inc.

Appendix A

Company:  Old Stone Bank

Service, In General:

Former employees of Old Stone Bank (i) employed in a “regular” position as defined by the Company (or the prior sponsor of the Plan) as of May 31, 1990, or (ii) originally employed in a “temporary” position as defined by the Company (or the prior sponsor of the Plan) as of May 31, 1990, and subsequently transferred to a “regular” position with the Company (or the prior sponsor of the Plan) shall be credited with Service for years of service with Old Stone Bank (or its predecessor) upon completion of one Year of Eligibility Service measured from May 31, 1990.

Eligibility for Participation Service

Former employees of Old Stone Bank employed with the Company in a “regular” position (as defined by the Company) as of May 31, 1990, will be credited with Service for service performed with Old Stone Bank (or its predecessor). Former employees of Old Stone Bank employed with the Company in a “temporary” position (as defined by the Company) as of May 31, 1990, will be credited with Service for service performed with Old Stone Bank (or its predecessor) as of the date such employee transfers to a “regular” position with the Employer.

Appendix A

Company:  Benefit Service Corporation (Tacoma)

Service, In General:	Service Corporation (Tacoma) at the time it was acquired by WM Financial, Inc. shall be credited with Service for service performed with Benefit Service Corporation (Tacoma).

Appendix A

Company:  Frontier Savings and Loan

Appendix A

Company:  Vancouver Federal Savings and Loan

Service, In General:

Employees who were employed by Vancouver Federal Savings and Loan at the time it was acquired by the Company on August 1, 1991 shall be credited with Service for service performed with Vancouver Federal Savings and Loan.

Appendix A

Company:  Sound Savings and Loan

Service, In General:	Employees who were employed by Sound Savings and Loan at the time it was acquired by the Company on January 1, 1992 shall be credited with Service for service performed with Sound Savings and Loan.

Appendix A

Company:  Great Northwest Bank

Service, In General:	Employees who were employed by Great Northwest Bank at the time it was acquired by the Company on April 1, 1992 shall be credited with Service for service performed with Great Northwest Bank.

Appendix A

Company:  Pioneer Savings Bank

Service, In General:	Employees who were employed by Pioneer Savings Bank at the time it was acquired by the Company on March 1, 1993 shall be credited with Service for service performed with Pioneer Savings Bank.

Treatment of Pioneer ESOP Participants

The Company acquired Pioneer Savings Bank and Pioneer merged into the Company as of March 1, 1993. As a result, the Company became the successor sponsor of the Pioneer Savings Bank Employee Stock Ownership Plan as amended and restated, generally effective as of January 1, 1998, (the “Pioneer ESOP”).  The Company continued to maintain the Pioneer ESOP but has made no contributions to the Pioneer ESOP.  Prior Pioneer Participants continued to accrue vesting service under the Pioneer ESOP for their service with the Company.

Effective October 1, 2003, each person who was entitled to a benefit under the Pioneer ESOP that had not been distributed in full as of September 30, 2003 (a “Prior Pioneer Participant”) became an Inactive Participant under Section 2.28 of the Plan only with respect to their ESOP Account attributable to the Pioneer ESOP.

As of October 1, 2003, the Account of each Prior Pioneer Participant was credited with an amount equal to the benefit under the Pioneer ESOP as of September 30, 2003. Amounts credited to Participant Accounts constitute contributions to the ESOP, and shall remain part of the ESOP until the Participants elect to transfer the funds to a fund other than the Company Stock Fund.  Each Participant who was a Prior Pioneer Participant, who became a Participant in the Plan effective

October 1, 2003, shall be fully vested in the amount attributable to the Pioneer ESOP in his Company Stock Fund.

Appendix A

Company:  Pacific First Financial Corporation, Pacific First Bank, a Federal Savings Bank or their affiliates (“Pacific First”)

Service, In General:

Employees who were employed by Pacific First and became Employees in connection with the acquisition of Pacific First by the Company on April 1, 1993, shall be credited with Service for service performed with Pacific First.

Appendix A

Company:  Great Western Bank

Service, In General:	Employees, who were employed by Great Western Bank at the time it was acquired by Pacific First, shall be credited with Service for service performed with Great Western Bank.

Participant Loans:	Acquired Participant Loans subject to Section 7.4(d).

Appendix A

Company:  Tri-City Cosmopolitan Travel Services, Inc.

Service, In General:

Employees who were employed by Tri-City Cosmopolitan Travel Services, Inc. at the time it was acquired by Mutual Travel, Inc. on November 15, 1993 shall, effective January 1, 1994, be credited with Service for service performed with Tri-City Cosmopolitan Travel Services, Inc.

Appendix A

Company:  Global Express Travel

Service, In General:

Employees who were employed by Global Express Travel at the time it was acquired by Mutual Travel, Inc. on October 1, 1993 shall be credited with Service for service performed with Global Express Travel.

Appendix A

Company:  Summit Savings and Loan

Service, In General:

Employees who were employed by Summit Savings and Loan at the time it was acquired by the Company on November 15, 1994, and who are employed by an Employer on November 15, 1995, shall be credited with Service for service performed with Summit Savings and Loan that is in addition to Service credited for Eligibility for Participation below.

Eligibility for Participation Service:

Employees who were employed by Summit Savings and Loan at the time it was acquired by the Company on November 15, 1994, shall be credited with Service for service performed with Summit Savings and Loan.

Appendix A

Company:  Olympus Savings Bank

Olympus Capital Corporation

Service, In General:

Employees who were employed by Olympus Capital Corporation, or its affiliates, at the time it was acquired by an affiliate of the Company on April 28, 1995, and who are employed by an Employer on April 29, 1996, shall be credited with Service for service performed with Olympus Capital Corporation or its affiliates.

Appendix A

Company:  Enterprise Bank

Service, In General:

Employees who were employed by Enterprise Bank at the time it was acquired by the Company on August 29, 1995, and who continue to be employed by an Employer thereafter, shall be credited with Service for service performed with Enterprise Bank.

Appendix A

Company:  Western Bank

Service, In General:	Employees who were employed by Western Bank at the time it was acquired by the Company on February 1, 1996 shall be credited with Service for services performed with Western Bank.

Participant Loans:	Acquired Participant Loans subject to Section 7.4(d).

Appendix A

Company:  Utah Federal Savings Bank

Service, In General:

Employees who were employed by Utah Federal Savings Bank at the time it was acquired by the Company or by its affiliate shall be credited with Service for service performed with Utah Federal Savings Bank.

Appendix A

Company:  American Savings Bank, FA

Service, In General:

Employees who were employed by American Savings Bank, F.A. at the time it was acquired by the Company or by its affiliate shall be credited with up to one year of Service for service with American Savings Bank, F.A.

Vesting:	Effective December 31, 2003 the American Savings Bank 401(k) Employer Matching account shall be 100% vested.

Participant Loans:	Acquired Participant Loans subject to Section 7.4(d).

Appendix A

Company:  United Western Financial Group, Inc.

Service, In General:

Employees who were employed by United Western Financial Group, Inc. at the time it was acquired by the Company or by its affiliate shall be credited with Service for service performed with United Western Financial Group, Inc. or its affiliates.

Vesting:

Each Employee who has one or more accounts under the Plan attributable to such Employee’s participation in a defined contribution plan maintained by United Western Financial Group, Inc. shall be vested in such account according to the following schedule:

Matching Contributions Account:

Years of Vesting Service	Percent Vested
Less than 3	0%
3 or more years	100%

Effective December 31, 2003, the United Western Financial Group, Inc. 401(k) Profit Sharing account shall be 100% vested.

Participant Loans:	Acquired Participant Loans subject to Section 7.4(d)

Appendix A

Company:  Great Western Financial Corporation and

Great Western Financial Services Corp.

Vesting:	The PAYSOP Account is 100% vested. Effective December 31, 2003, the Great Western Employee Savings Incentive Plan (ESIP) Employer Matching account shall be 100% vested.

Participant Loans:	Not Applicable

Appendix A

Company:  H. F. Ahmanson & Company

Service, In General:

Employees hired by the Company on or after July 21, 1998 and who were employed by H. F. Ahmanson and Company or one of its affiliates immediately prior to such hire shall be credited with Service for service performed with H. F. Ahmanson or its affiliates.

Eligibility for Participation Service
Vesting:	The Coast Match Account and the HSB/Coast Rollover Account shall be 100% Vested Effective December 31, 2003, the H.F. Ahmanson 401(k) Employer Matching Account shall be 100% vested.

Participant Loans:	Acquired Participant Loans subject to Section 7.4(d)

Appendix A

Company:  Peoples Security Finance Company, Inc. (“Peoples”)

Eligibility for Participation Service

Employees who were hired by the Company in connection with its purchase of assets of Peoples and who were employed by Peoples or one of its affiliates immediately prior to such hire shall be credited with Service for up to one year of service performed with Peoples or its affiliates.

Appendix A

Company:  Alta Residential Mortgage, Inc.  (“Alta”)

Service, In General:	Employees who were employed by Alta at the time it was acquired by the Company shall be credited with Service for service performed with Alta or its affiliates.

Appendix A

Company:  Long Beach Mortgage Company

Service, In General:	Employees who were employed by Long Beach Mortgage Company at the time it was acquired by the Company shall be credited with Service for service performed with Long Beach Mortgage Company.

Vesting:	Effective December 31, 2003 the Long Beach Mortgage Company 401(k) Employer Matching Account and the Long Beach Mortgage Company 401(k) Pre-98 Employer Matching Account shall be 100% vested:

Participant Loans:	Acquired Participant Loans subject to Section 7.4(d).

Company:  PNC Mortgage Corp. of America

and a subsidiary of PNC Bank, National Association (“PNC”)

Service, In General:

Employees who were employed by a subsidiary of PNC Bank, National Association (“PNC”), as of January 31, 2001 when such subsidiary was acquired by the Company and who were employed by the Company upon the closing of such acquisitions shall be credited with Service for service with PNC.

Appendix A

Company:  Bank United Corp.

Service, In General:

Employees who were employed by Bank United Corp. or one of its affiliates at the time that it was acquired by the Company or by one of its affiliates shall, after April 30, 2001, be credited with Service for service with Bank United Corp.

Eligibility for Participation Service
Vesting:	Effective December 31, 2003, the Bank United 401(k) Employer Match Account shall be 100% vested.

Participant Loans:	Acquired Participant Loans subject to Section 7.4(d)

Appendix A

Company:  Fleet Mortgage Corp.

Service, In General:

Employees who were employed by Fleet Mortgage Corp. at the time it was acquired by the Company or by one of its affiliates and who continue employment with the Company, shall, after May 31, 2001, be credited with Service for service with Fleet Mortgage Corp. or its affiliates.

Appendix A

Company:  Dime Bancorp, Inc.

Service, In General:

Employees who were employed by Dime Bancorp, Inc. at the time that it was acquired by the Company of by one of its affiliates or subsidiaries and who continue employment with the Company, shall, after March 31, 2002, be credited with Service for service with Dime Bancorp, Inc. or its affiliates or subsidiaries.

Eligibility for Participation Service	Not Applicable

Vesting:

Each Employee who has one or more accounts under the Plan attributable to such Employee’s participation in a defined contribution plan maintained by Dime Bancorp, Inc. shall be vested in such account in accordance with the vesting provisions set forth in Article VII of the

Retirement 401(k) Investment Plan of Dime Bancorp, Inc., as amended.

Participant Loans:	Acquired Participant Loans subject to Section 7.4(d).

Appendix A

Company:  HomeSide Lending, Inc.

Service, In General:

Employees who were employed by HomeSide Lending, Inc. at the time that certain of its assets were acquired by the Company or by one of its affiliates or subsidiaries and who continue employment with the Company, shall, after June 30, 2002, be credited with Service for service with HomeSide Lending, Inc. or its affiliates or subsidiaries.

Appendix A

Company:  Providian Financial Corporation and Providian National Bank

Entry Date

Eligible Employees who on September 30, 2005 were employed by Providian Financial Corporation, Providian National Bank or any affiliates or subsidiaries thereof and who on October 1, 2005 became employed by the Employer may first enter the Plan on April 1, 2006.

Service, In General:

Employees who on September 30, 2005 were employed by Providian Financial Corporation, Providian National Bank or any affiliate or subsidiary thereof and who on October 1, 2005 became employed by the Employer shall, after April 1, 2006, be credited with Service for service with Providian Financial Corporation, Providian National Bank or their affiliates or subsidiaries.